UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant      ☐

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☐	Soliciting Material Pursuant to § 240.14a-12

Codorus Valley Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2012

Dear Fellow Shareholders of Codorus Valley Bancorp, Inc.:

On behalf of the Corporation’s Board of Directors, I am pleased to invite you to attend Codorus Valley Bancorp, Inc.’s Annual Meeting of Shareholders to be held on Tuesday, May 15, 2012, at 9:00 a.m., prevailing time. The location of the Annual Meeting is the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403. At the Annual Meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the Proxy Statement and Notice of Meeting is a proxy card and Codorus Valley Bancorp, Inc.’s 2011 Annual Report to Shareholders on Form 10-K.

The principal business of the meeting is to:

          *  elect three Class A directors, each to serve for a term of three years;

          *  amend the Corporation’s Articles of Incorporation to increase the aggregate number of shares of the Corporation’s common stock which the Corporation may issue from 10 million shares to 15 million shares;

          *  amend the Corporation’s 2007 Long Term Incentive Plan to provide for an additional 250,000 shares of the Corporation’s common stock for issuance thereunder,

          *  amend the Corporation’s 2007 Employee Stock Purchase Plan to provide for an additional 47,805 shares of the Corporation’s common stock for issuance thereunder,

          *  amend the Corporation’s Employee Stock Purchase Plan to extend the term of the Plan to June 30, 2022,

          *  ratify the appointment of ParenteBeard LLC as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012; and

          *  transact any other business that is properly presented at the Annual Meeting. The Notice of Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon in more detail.

I am delighted that you have invested in Codorus Valley Bancorp, Inc., and I hope that, whether or not you plan to attend the Annual Meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. The prompt return of your proxy will save Codorus Valley Bancorp, Inc. expenses involved in further communications. Alternatively, you may vote by telephone or electronically through the Internet by following the instructions on the proxy card. Your vote is important. Voting by written proxy, telephone or electronically through the Internet will ensure your representation at the Annual Meeting if you do not attend in person.

I look forward to seeing you on May 15, 2012 at the Corporation’s Annual Meeting.

Sincerely,

Larry J. Miller
Vice Chairman, President, and Chief Executive Officer

CODORUS VALLEY BANCORP, INC.

NASDAQ TRADING SYMBOL: CVLY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2012

www.peoplesbanknet.com

PROXY STATEMENT
Dated and to be mailed on or about April 6, 2012

Codorus Valley Bancorp, Inc.
Codorus Valley Corporate Center
105 Leader Heights Road
York, Pennsylvania 17403

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2012

CODORUS VALLEY BANCORP, INC.
CODORUS VALLEY CORPORATE CENTER
105 LEADER HEIGHTS ROAD
YORK, PENNSYLVANIA 17403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2012

TO THE SHAREHOLDERS OF CODORUS VALLEY BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Codorus Valley Bancorp, Inc. will be held at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania, on Tuesday, May 15, 2012, at 9:00 a.m., prevailing time, for the purpose of considering and voting upon the following matters:

1.	To elect three Class A directors, each to serve for a three-year term and until their successors are elected and qualified;

2.

To amend the Corporation’s Articles of Incorporation to increase the aggregate number of shares of the Corporation’s common stock which the Corporation may issue from 10 million shares to 15 million shares;

3.	To amend the Corporation’s 2007 Long Term Incentive Plan to provide for an additional 250,000 shares of the Corporation’s common stock for issuance thereunder;

4.	To amend the Corporation’s 2007 Employee Stock Purchase Plan to provide for an additional 47,805 shares of the Corporation’s common stock for issuance thereunder;

5.	To amend the Corporation’s Employee Stock Purchase Plan to extend the term of the Plan to June 30, 2022;

6.	To ratify the appointment of ParenteBeard LLC as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012; and

7.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only those shareholders of record at the close of business on March 8, 2012 are entitled to notice of and to vote at the meeting. Please promptly complete, date, and sign the enclosed proxy card and return it in the enclosed postage paid envelope. Alternatively, you may vote by telephone or electronically through the Internet by following the instructions on the proxy card. We cordially invite you to attend the meeting. Your proxy is revocable, and you may withdraw it at any time. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

We enclose, among other things, a copy of the 2011 Annual Report on Form 10-K of Codorus Valley Bancorp, Inc.

BY ORDER OF THE BOARD OF DIRECTORS

Harry R. Swift, Esquire
Secretary

York, Pennsylvania
April 6, 2012

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD OR VOTE BY TELEPHONE
OR ELECTRONICALLY THROUGH THE INTERNET.

GENERAL

Introduction

          This Proxy Statement is furnished in connection with the solicitation of proxies by Codorus Valley Bancorp, Inc. (the “Corporation” or “Company”), on behalf of the Board of Directors (the “Board”), for the 2012 Annual Meeting of Shareholders. This Proxy Statement and the related proxy card are being distributed on or about April 6, 2012.

          The Corporation will bear the expense of soliciting proxies. In addition to the use of the mail, directors, officers and employees of the Corporation and its subsidiaries may, without additional compensation, solicit proxies in person or by telephone, e-mail, internet or facsimile.

          The Annual Meeting of Shareholders will be held on Tuesday, May 15, 2012, at 9:00 a.m. at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Shareholders of record at the close of business on March 8, 2012, are entitled to vote at the meeting.

          At the annual meeting, shareholders will vote to:

●	Elect three Class A directors, each to serve for a three-year term;
●

Amend the Corporation’s Articles of Incorporation to increase the aggregate number of shares of the Corporation’s common stock which the Corporation may issue from 10 million shares to 15 million shares;

●	Amend the Corporation’s 2007 Long Term Incentive Plan (“LTIP”) to provide for an additional 250,000 shares of the Corporation’s common stock for issuance thereunder;
●	Amend the Corporation’s 2007 Employee Stock Purchase Plan (“ESPP”) to provide for an additional 47,805 shares of the Corporation’s common stock for issuance thereunder;
●	Extend the term of the ESPP to June 30, 2022;
●	Ratify the appointment of ParenteBeard LLC as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012; and
●	Transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

In addition, the Corporation may ask shareholders to approve the minutes of the prior shareholders’ meeting. However, approval of such minutes is an administrative action and does not constitute approval of, or a vote for, any of the matters set forth in the minutes.

Proxies and Voting Procedures

          You can vote your shares by completing and returning a written proxy card. You can also vote in person at the meeting. Alternatively, you may vote by telephone or electronically through the Internet by following the instructions on the proxy card. Submitting your voting instructions through one of these methods will not affect your right to attend the meeting and will not limit your right to vote at the annual meeting if you later decide to attend in person.

          If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you may have the right to direct your broker how to vote, and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street-name shares in person at the meeting unless you obtain a proxy executed in your favor from the holder of record. Please contact your broker for a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Please note that brokers no longer may cast a vote on your behalf for the election of directors or on any other matter that is not routine, including the vote on the ESPP, LTIP and articles of incorporation, without instruction from you.

          By properly completing a proxy, you appoint Richard Hupper, Ph.D., Samuel E. Keeney and Robert E. Rebert as proxy holders to vote your shares as indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted FOR election of the director nominees identified in this Proxy Statement, FOR the approval of the amendment to the Corporation’s Articles of Incorporation, FOR the amendment to the LTIP to increase the number of shares of the Corporation’s common stock issuable thereunder, FOR the amendment to the ESPP to increase the number of shares of the Corporation’s common stock issuable thereunder, FOR the amendment to the ESPP extending the term to June 30, 2022, and FOR ratification of ParenteBeard LLC.

          You may revoke your written proxy by delivering written notice of revocation to Harry R. Swift, Esquire, Secretary of the Corporation, or by executing a later dated proxy and giving written notice of the revocation to Mr. Swift at any time before the proxy is voted at the annual meeting. Proxy holders will vote shares represented by proxies, if properly signed and returned to the Secretary, in accordance with instructions of shareholders.

          If you are also a participant in the Codorus Valley Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy will serve as a voting instruction card for your shares held in the Plan. Wells Fargo Bank, N.A., the Plan administrator, will vote your shares held in the Dividend Reinvestment and Stock Purchase Plan in the same manner as you indicate on your proxy card.

          At the close of business on March 8, 2012, Codorus Valley Bancorp, Inc. had 4,209,220 shares of common stock, par value $2.50 per share, issued and outstanding. Codorus Valley Bancorp, Inc.’s Articles of Incorporation currently authorize the Corporation to issue up to 10,000,000 shares of common stock, par value $2.50 per share. Each common share is entitled to one vote on all matters submitted to a vote of the shareholders.

Quorum

          A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business at the Annual Meeting. Under Pennsylvania law and Codorus Valley Bancorp, Inc.’s Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions, while not votes cast, will be counted as present for purposes of determining the presence of a quorum. Shares of common stock represented by “broker non-votes” (i.e., shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable rules of the National Association of Securities Dealers, Inc. or the instrument under which it serves in such capacity, or (iii) the record holder has indicated on the proxy or otherwise notified Codorus Valley Bancorp, Inc. that it does not have authority to vote such shares on that matter) will be counted as present for purposes of determining the presence of a quorum.

Required Vote

          In the case of the election of directors, the three candidates receiving the highest number of votes are elected. The extension of the term of the ESPP, the increase of the maximum number of shares of common stock available to be issued under the ESPP, the amendment of the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock of the Corporation, and ratification of the appointment of ParenteBeard LLC as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012 require the affirmative vote of a majority of the votes cast. An abstention or broker non-vote will have no effect with respect to the outcome of these matters as they are not considered to be votes “cast.”

          The increase of the maximum number of shares of common stock available to be issued under the LTIP requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy. Abstentions and broker non-votes effectively act as a vote against this proposal because they are considered present at the meeting.

          Any other matter to be voted upon by the shareholders would require the affirmative vote of a majority of the votes cast at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under Codorus Valley Bancorp, Inc.’s Articles of Incorporation or Bylaws.

          Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of the Corporation as permitted by Rule 14a-4(c).

GOVERNANCE OF THE CORPORATION

          Our Board of Directors believes that the purpose of corporate governance is to maximize long-term shareholder value in a manner consistent with legal requirements and with the highest standards of integrity. The Board adheres to corporate governance practices that the Board and management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of NASDAQ and the Securities and Exchange Commission (SEC) regulations, as well as best practices suggested by recognized governance authorities.

          Currently, our Board of Directors has ten members. Under applicable NASDAQ and SEC standards for director independence, eight of our directors meet the standards for independence: Rodney L. Krebs, Chairman; D. Reed Anderson, Esquire; Cynthia A. Dotzel, CPA; Jeffrey R.

Hines, P.E.; MacGregor S. Jones; William H. Simpson; Dallas L. Smith; and Hon. Michael L. Waugh.

Board Structure

          The Company’s senior leadership is currently shared between two executive positions — the President and Chief Executive Officer and the Chairman of the Board. The positions of President and Chief Executive Officer and Chairman of the Board have historically been separate. Our Board believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our President, particularly as the Board’s oversight responsibilities continue to grow.

          Our Chairman is responsible for the smooth functioning of our Board and for enhancing its effectiveness. Our Chairman guides the processes of our Board, presides at Board meetings and at shareholder meetings and acts as a regular liaison between our Board and our management, consulting regularly with our executives over business matters and providing our executives with immediate consultation and advice on material business decisions that require prompt reflection or policy interpretation.

Meetings and Committees of the Board of Directors

          The Board of Directors of Codorus Valley Bancorp, Inc. met seventeen times during 2011. All directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served. While the Corporation has no formal policy in place, directors are strongly encouraged to attend the Annual Meeting of Shareholders. All of our then serving directors attended the 2011 Annual Meeting of Shareholders, and we anticipate that all directors will attend this year’s meeting.

          The Board of Directors of the Corporation has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Risk Management Committee, each of which is described below.

          Audit Committee. The Audit Committee of the Board of Directors is comprised solely of directors who meet the applicable NASDAQ and SEC standards for independence of audit committee members and possess the requisite knowledge or experience to serve on the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors on February 10, 2004 and reaffirmed and approved by the Audit Committee on May 10, 2011. The charter is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “About Us” link. Click on the “Investor Relations” link in the left-hand margin, click on “Committee Charting,” also in the left-hand margin, and then click on the “Audit Committee Charter” link. The current members of the Audit Committee are: D. Reed Anderson, Esquire, Chairman; William H. Simpson; and Dallas L. Smith. The Audit Committee met four times during 2011. The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and appointing the Corporation’s independent registered public accounting firm. The Audit Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

          William H. Simpson has been designated by the Board as the Audit Committee financial expert. In designating Mr. Simpson as the Audit Committee financial expert, the Board considered his qualifications in light of the rules of the SEC and NASDAQ.

          Compensation Committee. All members of the Compensation Committee are independent under applicable NASDAQ and SEC standards. The Compensation Committee operates pursuant to a written charter, the most recent version of which was adopted by the Board of Directors on December 13, 2011. The charter is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “About Us” link. Click on the “Investor Relations” link in the left-hand margin, click on “Committee Charting,” also in the left-hand margin, and then click on the “Compensation Committee Charter” link. The current members of the Compensation Committee are Rodney L. Krebs, Chairman; D. Reed Anderson, Esquire; Cynthia A. Dotzel, CPA; Jeffrey R. Hines, P.E.; MacGregor S. Jones; William H. Simpson; Dallas L. Smith; and Hon. Michael L. Waugh. The Compensation Committee met seven times during 2011. The principal duties of the Compensation Committee include evaluating and approving compensation plans, policies, and programs for the executive officers of the Corporation and its subsidiaries.

          Corporate Governance and Nominating Committee. All members of the corporate Governance and Nominating Committee are independent under applicable NASDAQ and SEC standards. The Corporate Governance and Nominating Committee operates pursuant to a written charter adopted by the Board of Directors on February 24, 2004. The charter is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “About Us” link. Click on the “Investor Relations” link in the left-hand margin, click on “Committee Charting,” also in the left-hand margin, and then click on the “Governance Documents” link. Members of the Corporate Governance and Nominating Committee are Rodney L. Krebs, Chairman; D. Reed Anderson, Esquire; Cynthia A. Dotzel, CPA; Jeffrey R. Hines, P.E.; MacGregor S. Jones; William H. Simpson; Dallas L. Smith; and Hon. Michael L. Waugh. The Corporate Governance and Nominating Committee met four times during 2011. The principal duties of the Corporate Governance and Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board and each committee.

Role of the Board in Risk Oversight

          The Board of Directors is responsible for oversight of the various risks facing the Corporation. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Corporation’s business, to allocate responsibilities for the oversight of risks among the full Board and its committees, and to see that management has in place effective systems and processes for managing risks facing the Corporation. Overseeing risk is an ongoing process, and risk is inherently tied to strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, management is charged with identifying and managing risk.

          The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The following committees in particular play significant roles in carrying out the risk oversight function.

  •   The Risk Management Committee: The Risk Management Committee operates pursuant to a written charter adopted January 22, 2002. The Risk Management Committee provides general risk oversight and is generally responsible for risk management, which includes monitoring credit risk, interest rate risk, liquidity risk, price risk, transaction risk, compliance risk, strategic risk and reputation risk. The committee is comprised of the President and CEO, General Counsel, Chief Financial Officer, Chief Credit Officer, Internal Auditor, BSA and Security Officer and Loan Review Officer as well as a representative from the Board of Directors (currently MacGregor S. Jones). The Risk Management Committee met seven times during 2011. The Risk Management Committee takes minutes at each of its meetings, and those minutes are reviewed and approved by the Board of Directors.

  •   The Compensation Committee: The Compensation Committee evaluates the risks and rewards associated with the Corporation’s compensation philosophy and programs.

  •   The Audit Committee: The Audit Committee oversees the Corporation’s processes for assessing risks and the effectiveness of the Corporation’s system of internal controls. In performing this function, the Audit Committee considers information from the Corporation’s independent registered public accounting firm and internal auditors and discusses relevant issues with management and the independent registered public accounting firm.

Director Nomination Process

          The Corporate Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become members of the Board of Directors and to recommend such individuals to the Board of Directors for consideration and nomination. The Corporate Governance and Nominating Committee and the Board of Directors endeavor to recruit and retain Board members who demonstrate intellectual capacity, strong interpersonal skills, good business instinct, objectivity and the highest level of personal and professional integrity. When evaluating current members of the Board of Directors and prospective candidates for the Board of Directors, the Committee seeks to balance the skill sets and attributes of existing Board members with the need for other complementary skills, talents and qualities that will position the Corporation to successfully implement its strategic vision.

          In addition to requiring that each existing director and candidate for nomination possesses unquestionable character and a commitment to contribute to the success of the Corporation and the stewardship of the community, the Corporate Governance and Nominating Committee’s evaluation of director candidates includes an assessment of issues and factors regarding the individual’s education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships and knowledge and experience in matters that impact diversified community financial institutions. The Committee will also take into account the director candidate’s ability to devote adequate time to corporate matters, including being prepared for, and participating in, all Board of Directors’ and committee meetings. When the Corporate Governance and Nominating Committee is considering current members of the Board of Directors for nomination for reelection, the Committee considers prior performance as well as meeting attendance records.

          The current practice of the Corporate Governance and Nominating Committee is to identify potential director candidates through a variety of sources. The Committee considers recommendations made by current or former directors or members of management. Potential candidates also may be identified through contacts in the business, civic, academic, legal and non-profit communities. The Chairman of the Corporate Governance and Nominating Committee determines how to approach director candidates.

          Regarding new director candidates, the Corporate Governance and Nominating Committee will evaluate whether the nominee is independent, as independence is defined under applicable NASDAQ and SEC Rules, and whether the nominee meets the qualifications for director outlined above as well as any special qualifications applicable to membership on any committee to which the nominee may be appointed to serve if elected. A majority of the Board of Directors must meet the criteria for “independence” established by NASDAQ, and the Committee will consider any conflicts of interest that might impair that independence.

          The Corporate Governance and Nominating Committee will consider recommendations by Codorus Valley Bancorp, Inc. shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to:

Harry R. Swift, Esq. Corporate Secretary Codorus Valley Bancorp, Inc. P.O. Box 2887 York, PA 17405-2887

          Submissions must include information regarding a candidate’s citizenship, age, background, business and personal addresses, qualifications, experience, principal occupation or employment, directorships and other positions held by the candidate in business, charitable and community organizations and his/her willingness to serve as a member of the Board of Directors. Based on a preliminary assessment of the candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with, and request additional information from, the candidate.

          Under its current practices, there are no differences in how the Corporate Governance and Nominating Committee evaluates a nominee for director based on whether the nominee is recommended by the Committee or by a shareholder.

Nomination of Directors

          Article 10, Section 10.1 of Codorus Valley Bancorp, Inc.’s Bylaws requires that nominations be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or received at the principal executive offices of the Corporation not less than 90 days prior to the one year anniversary date of the preceding meeting of shareholders called to elect directors. The notice must provide the specific information required by Section 10.1 of the Bylaws. The Board is required to determine whether nominations have been made in accordance with the requirements of the Bylaws. If the Board determines that a nomination was not made in accordance with the Bylaws, the shareholder may be given an opportunity to cure any deficiency in accordance with the Bylaws. You may obtain a copy of the Corporation’s Bylaws by writing to Harry R. Swift, Esquire, Corporate Secretary, Codorus

Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887. A copy of the Corporation’s current Bylaws has been filed with the Securities and Exchange Commission as Exhibit 3(ii) to Form 8-K filed February 17, 2012.

Submission of Shareholder Proposals

          In order for a shareholder to include a proposal in the Corporation’s Proxy Statement for presentation at the 2013 Annual Meeting of Shareholders, the proposal must be received by the Corporation c/o Harry R. Swift, Esq., Corporate Secretary, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887, no later than December 7, 2012. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

          If a shareholder proposal is submitted to the Corporation after December 5, 2012, it is considered untimely and, although the proposal may be considered at the annual meeting, it will not be included in the Corporation’s 2012 Proxy Statement. Any shareholder proposal not received at the Corporation’s principal executive offices by February 20, 2013 will be considered untimely and, if presented at the 2013 Annual Meeting, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

Communicating with Directors

          The Board of Directors has established a process for shareholders and other interested parties to communicate directly with the Chairman of the Board of Directors or other non-management directors individually or collectively, by submitting written correspondence to the following address:

Chairman of the Board of Directors (or name of individual, independent director) c/o Harry R. Swift, Esq. Corporate Secretary Codorus Valley Bancorp, Inc. P.O. Box 2887 York, PA 17405-2887

          The Corporate Secretary may facilitate direct communications with the Board of Directors or individual, independent directors by reviewing and summarizing such communications. All such communications will be referred to the Chairman of the Board of Directors or individual, independent directors for consideration unless otherwise instructed by the Board of Directors.

PROPOSAL 1 – Election of Directors

          Codorus Valley Bancorp, Inc.’s Bylaws provide that the Board of Directors consists of not less than five nor more than twenty-five persons. The Board of Directors is divided into three classes with directors elected to staggered three-year terms. Each class consists, as nearly as possible, of one-third of the directors. The Bylaws also provide that the directors of each class are elected for a term of three years, so that the term of office of one class of directors expires at the annual meeting each year. The Board of Directors determines the number of directors in each class.

          A majority of the Board of Directors may increase or decrease the number of directors between meetings of the shareholders. Any vacancy occurring on the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of the class of directors to which he or she was appointed. The Bylaws mandate the retirement of directors at age 75.

          The Board of Directors has fixed the number of directors at ten. There are three nominees for the Board of Directors for election at the 2012 Annual Meeting. The Board of Directors has nominated the following three people for election to the Board of Directors, each for a three-year term:

Nominees for Class A Directors
For a Term of Three Years Until 2015

Jeffrey R. Hines, P.E.
Rodney L. Krebs
Dallas L. Smith

          Each of the nominees presently serves as a director.

          In the event that any nominee is unable to accept nomination or election, proxy holders will vote proxies given pursuant to this solicitation in favor of other persons recommended by the Board of Directors. The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director if elected.

The Board of Directors recommends a vote FOR the foregoing nominees.

Information about Nominees and Continuing Directors

          Information, as of March 1, 2012, concerning the three nominees to the Board of Directors and the seven continuing directors, appears below.

Name and Age	Director Since	Principal Occupation for the Past Five Years and Positions Held With Codorus Valley Bancorp, Inc. and Subsidiaries
Nominees - Class A – For a Term of Three Years Until 2015

Jeffrey R. Hines, P.E. (50)	2011

Mr. Hines has served as a director of both the Corporation and the Bank since 2011. Mr. Hines currently is President and Chief Executive Officer of York Water Company, Inc., a Pennsylvania public utility and NASDAQ company. Mr. Hines also serves leadership roles on numerous non-profit and trade organizations.

		The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Hines has developed through his business background,

his leadership role at York Water Company, Inc., and his leadership roles in non-profit and trade organizations enable him to provide continued business expertise to the Board of Directors and has nominated him for re-election.

Rodney L. Krebs (71)	1988

Mr. Krebs has served as a director of both the Corporation and the Bank since 1988 and has served as Chairman of both Boards since 2000. Mr. Krebs currently is President of Springfield Contractors, Inc., a heavy equipment/earth moving firm, is involved in residential land development, and is a U. S. Army veteran. He is a native resident of York County.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Krebs has developed through his business background, his ownership and management roles in land development, and his professional experiences as a business leader, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors and has nominated him for re-election.

Dallas L. Smith (66)	1986

Mr. Smith has served as a director of both the Corporation and the Bank since 1986 and 1983, respectively, and is a member of the Wealth Management Committee and Audit Committee. Mr. Smith currently is President of Bruce V. Smith, Inc., a retail corporation specializing in furniture (doing business as Smith Village), originally established by his father in 1932. Mr. Smith is a graduate from The Wharton School, University of Pennsylvania. Mr. Smith is a native resident of York County.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Smith has developed through his economic background and his professional experiences as a business leader in the retail sector, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors and has nominated him for re-election.

Class B - Continuing Directors Until 2013

Cynthia A. Dotzel, CPA (57)	2011

A lifelong resident of York County, Ms. Dotzel currently serves as a principal and practicing CPA with the public accounting firm of SF & Company, CPAs & Business Advisors. Ms. Dotzel has numerous civic, charitable and professional affiliations, many of which involve leadership roles. Additionally, Ms. Dotzel served a Board Member and Audit Committee Chairman for York Financial Corp., York Federal Savings & Loan, Waypoint Financial Corp., and Waypoint Bank.

The Corporate Governance and Nominating Committee believes that Ms. Dotzel’s professional and financial services experience, as well as her roles in civic, charitable and professional organizations, enable her to provide continued business and financial expertise to the Board of Directors.

William H. Simpson (70)	2006

A resident of York County since 1971, Mr. Simpson has served as a director of both the Corporation and the Bank since 2006 and is a member of the Audit Committee, where he has been designated as the Audit Committee financial expert. Mr. Simpson currently is Vice Chairman of Susquehanna Real Estate, LP, a real estate development/re-development and land management company, and is a graduate from The United States Air Force Academy and The Harvard Law School. He also serves as a member of the Board of Advisors/Directors/Trustees for: New Standard Corporation, Perform Group, Pace Industries, York College of PA and numerous other non-profit entities.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Simpson has developed through his business background, his leadership roles in non-profit organizations, and his professional experiences as a business leader, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

Harry R. Swift, Esq. (64)	2012	A resident of York County since 1973, Mr. Swift is an attorney and has been employed with the Bank since 1997. At various times Mr. Swift has served as

Executive Vice President, Secretary, Chief Operating Officer, General Counsel, and Cashier of the Bank and/or the Corporation. Prior to his employment with the Bank, Mr. Swift was in private practice and provided representation to the financial services industry. Mr. Swift has over 30 years of combined service in the financial services industry.

The Corporate Governance and Nominating Committee believes that 30 plus years of experience in the financial services industry enables Mr. Swift to provide continued business and legal expertise to the Board of Directors.

Hon. Michael L. Waugh (56)	2002

Senator Waugh has served as a director of both the Corporation and the Bank since 2002 and is a member and Chair of the Wealth Management Committee. Senator Waugh currently serves as State Senator in the 28th (York County) District of the Commonwealth of Pennsylvania. He attended The Pennsylvania State University, York Campus. Prior to his political career, Senator Waugh managed the family business, Waugh Construction Company, for eighteen years. He is a native resident of York County and serves on the Board of Directors of various local non-profit organizations. Senator Waugh also serves our state as a Farm Show Commissioner and as a Chesapeake Bay Commissioner.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Senator Waugh has developed through his business, civic and political background, his leadership roles in charitable and community organizations, and his professional experiences as a community leader, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

Class C – Continuing Directors Until 2014

D. Reed Anderson, Esquire (69)	1994

Mr. Anderson has served as a director of both the Corporation and the Bank since 1994 and is Chairman of the Audit Committee and is a member of the Wealth Management Committee. Mr. Anderson currently is an attorney with Stock and Leader, graduated from The Pennsylvania State University, and received his J.D. from The Dickinson School of Law. Mr. Anderson served as a Captain in the U. S. Army during the Vietnam War. He has served as Chairman of the Board of Directors for: the York County Chamber of Commerce; the York County March of Dimes Foundation; YorkCounts; and as an elder of Centre Presbyterian Church. Mr. Anderson also currently serves in a number of other leadership capacities for various York County non-profit organizations. He is a native resident of York County.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Anderson has developed through his background in the legal field, his leadership roles in charitable and community organizations, and his professional experiences as a business leader and lawyer, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

MacGregor S. Jones (66)	1993

A resident of York County since 1957, Mr. Jones has served as a director of both the Corporation and the Bank since 1993 and is a member of the Risk Management Committee. A 1968 graduate of Gettysburg College, during his career Mr. Jones worked in the manufacturing and computer industries, and is a retired Ford and General Motors dealership owner. Currently, Mr. Jones is heavily involved in the field of automotive fuel and energy technology. Mr. Jones has served in governance capacities for: Gettysburg College, York-Adams Boy Scout Council, Yorkshire United Methodist Church, and on many boards and committees throughout the York community.

		The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Jones has developed through his business background,

his leadership roles in charitable and community organizations, and his professional experiences as a business leader, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

Larry J. Miller (60)	1986

A resident of York County since 1972, Mr. Miller has served as a director, President and Chief Executive Officer of both the Corporation and the Bank since 1986 and 1981, respectively, and has served as Vice Chairman of both Boards since 2004. He attended York College of Pennsylvania, is a graduate from The Pennsylvania School of Banking at Bucknell University, and has served as Chairman of the Board of Directors for: the United Way of York County; the York County Economic Development Corporation; YorkCounts; and in other leadership capacities for various non-profit organizations.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Miller has developed through his banking background, his leadership roles in charitable and community organizations, and his professional experiences as a business leader, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued banking and business expertise to the Board of Directors.

PROPOSAL 2
Amendment to the Corporation’s Articles of Incorporation

          The Board has authorized an amendment to Section 4.(a) of the Corporation’s Articles of Incorporation to increase the authorized number of shares of common stock of the Corporation from 10 million shares to 15 million shares. The full text of Section 4.(a), reflecting the proposed amendment, is as follows:

4. (a) The aggregate number of shares which the Corporation shall have authority to issue is fifteen million (15,000,000) shares of Common Stock of the par value of Two Dollars and Fifty Cents ($2.50) per share (the “Common Stock”), and one million (1,000,000) shares of Series Preferred Stock of the par value of Two Dollars and Fifty Cents ($2.50) per share (the “Preferred Stock”).”

          The additional common shares for which authorization is sought will have the same rights and privileges as the common shares presently outstanding. Holders of common shares have no preemptive rights to subscribe for any additional shares of the Corporation, and there is no cumulative voting in the election of directors.

          The Board believes that the increase in the number of authorized shares of common stock is desirable in order to provide flexibility of action in the future and to enable the Corporation to act promptly in connection with stock splits, stock dividends, acquisitions, financings and such other corporate matters involving the issuance of common stock as the Board of Directors may deem advisable. There are no present plans for the use of the additional shares.

          An issuance of additional shares of the Corporation common stock could dilute the voting power of shareholders and could deter or render more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Board. The Corporation has no knowledge that any person intends to effect such a transaction.

          The Corporation currently has approximately 5,355,681 authorized common shares available for issuance without shareholder approval, taking into account the shares that: (i) are currently outstanding; and (ii) reserved for the Corporation’s various stock purchase and incentive plans. The additional common shares would be available for issuance without further action by the Corporation’s shareholders, unless such action was required by applicable law or the rules of the National Association of Securities Dealers, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE CORPORATION’S ARTICLES OF INCORPORATION.

PROPOSAL 3
Approval of an Amendment to the
2007 Long Term Incentive Plan of Codorus Valley Bancorp, Inc.

          The Corporation’s shareholders are being asked to approve an amendment to the 2007 Long Term Incentive Plan of Codorus Valley Bancorp, Inc. (the “LTIP”). The amendment was adopted by the Corporation’s Board of Directors on February 14, 2012, subject to shareholder approval, and will increase the number of shares of the Corporation common stock reserved for issuance under the LTIP by 250,000 and delete reference to the old number of shares (175,000) that is also referenced in Section 19 of the LTIP.

          The Corporation’s Board of Directors believes that increasing the number of shares of the Corporation’s common stock reserved for issuance under the LTIP is necessary to advance the long-term success of the Corporation and to increase shareholder value by providing the incentive of long-term stock-based awards to officers, directors and key employees.

          In furtherance of these objectives, the Board of Directors, upon the recommendation of the Compensation Committee, has adopted the amendment to the LTIP to provide for 250,000 additional shares of the Corporation’s common stock to be reserved for issuance under the LTIP and to delete reference to the former number of shares authorized under the LTIP (175,000) in Section 19 of the LTIP, subject to approval by the shareholders at the Annual Meeting. A summary of the LTIP is set forth below. This summary is, however, qualified in its entirety by reference to the full text of the LTIP, which is attached hereto as Exhibit A.

          Purpose of the LTIP. The purpose of the LTIP is to promote the long-term success of the Corporation and its subsidiaries and to increase shareholder value by:

• encouraging stock ownership by LTIP participants to further align their interest with the shareholders of the Corporation;

• ensure that compensation practices are competitive in the industry; and

• assist in the attraction and retention of key employees and directors vital to the Corporation’s long-term success.

          Eligibility. All employees of the Corporation (approximately 220 persons) and all non-employee directors (eight (8) persons) are eligible to receive awards, subject to restrictions provided in the LTIP, under the LTIP.

          Administration. The Compensation Committee administers and interprets the LTIP. The Committee also determines which employees and directors qualify for awards under the LTIP and the associated terms and conditions of each award.

          Awards. The Compensation Committee may issue awards under the LTIP in the form of:

• Incentive Stock Options - options to purchase stock intended to qualify under Internal Revenue Code Sections 421 and 422. These options have specific tax benefits to recipients. Only employees may receive incentive stock options;

• Non-Qualified Options - options to purchase stock not intended to qualify for tax treatment under Internal Revenue Code Sections 421 through 424;

• Stock Appreciation Rights - rights that entitle the holder, upon exercise of the right, to receive from the issuer, in cash or common stock, an amount equal to the excess of the market value of the underlying common stock over the exercise price of the right;

• Restricted Stock - stock that is restricted as to transferability and subject to forfeiture for a set period of time unless certain conditions are met;

• Stock Awards - shares that have no restrictions on ownership; and

• Cash Awards - Cash awards outside of any other plan.

          The Compensation Committee, in its sole discretion, determines the awards and their terms and conditions. Generally, awards may be exercised in whole or in part. The Corporation will use funds received from the exercise of awards for general corporate purposes. The Compensation Committee may permit the acceleration of any award’s exercise terms when the situation warrants. However, the Compensation Committee may impose other requirements and conditions consistent with the LTIP’s objective. In addition, the LTIP provides for acceleration of the exercise terms of all outstanding awards if a change of control of the Corporation occurs.

          Number of Shares That May Be Awarded. The number of shares reserved for issuance under the LTIP, as proposed to be amended, is 425,000. As of March 8, 2012, and giving effect to the amendment, approximately 389,641 shares remained available for issuance under the LTIP.

          Term; Termination and Amendment of the LTIP. The LTIP was originally adopted effective February 13, 2007. The term of the LTIP is ten (10) years, although any grants outstanding after the expiration of the term may be exercised within the period prescribed under or pursuant to the LTIP. The LTIP may be terminated or amended, at any time, by the Board of Directors, subject, in certain cases, to shareholder approval of amendments, and provided such amendment does not negatively affect prior grants.

          Change in Control. Upon the occurrence of a change in control: (i) all stock options become immediately exercisable; (ii) all performance restricted shares granted will be deemed to have been earned for any performance period not yet completed and all shares of common stock which have been converted from performance restricted shares that were earned that have not otherwise vested will immediately vest; and (iii) all restrictions applicable to any outstanding restricted stock award will lapse.

          Rights with Respect to Shares. A recipient of any grant under the LTIP does not have rights as a shareholder with respect to such grant unless and until the shares of common stock are issued to the recipient.

New Plan Benefits.

LTIP Stock-Based Compensation Plan (Restricted Stock Awards)[1]

Name and Position	Dollar Value ($)	Number of Units
CEO	48,527	5,882
Other Named Executive Officers	36,878	4,470
Executive Group	57,981	7,028
Non-Executive Officer Employee Group	6,064	735

LTIP Stock-Based Compensation Plan (Incentive Stock Options)[1]

Name and Position	Dollar Value ($)	Number of Units
CEO	0	0
Other Named Executive Officers	7,770	3,019
Executive Group	58,034	22,548
Non-Executive Officer Employee Group	6,069	2,358

Federal Income Tax Implications. A participant who receives incentive options will not recognize taxable income on the grant or the exercise of the option. If the stock acquired by the exercise of an incentive stock option is held until the later of (i) 12 months from the award’s grant date, and (ii) one year from the award’s exercise date, any gain (or loss) recognized on the stock’s sale or exchange will be treated as long-term capital gain, and the Corporation will not receive any income tax deduction. If stock acquired by the exercise of an incentive stock option is sold or exchanged before the expiration of the required holding period, the participant recognizes ordinary income in the year the disposition occurred in an amount equal to the difference between the option price and the lesser of the stock’s fair market value on the exercise date, or the selling price. In the event of a disqualifying disposition, the Corporation is entitled to an income tax deduction in the year the disposition occurred in an amount equal to the amount of ordinary income the employee recognized.

          A participant who receives a non-qualified option will not recognize taxable income on the grant of the award. However, upon exercise, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date that the option is exercised over the purchase price paid for the stock. The participant will recognize capital gain on the differential between the fair market value on the date of exercise and the sale price. The Corporation is entitled to an income tax deduction in the year of the exercise in an amount equal to the amount of the income the employee recognized.

          A participant who receives stock appreciation rights will not recognize taxable income on the grant of the award. However, upon exercise, he or she will recognize ordinary income in an amount equal to the cash or fair market value of the stock received. The Corporation is entitled to

[1] There are no current plans or agreements to award stock based compensation under the LTIP. The information in this chart represents 2011 awards.

an income tax deduction in the year the participant exercises the stock appreciation right in an amount equal to the amount of income the employee recognized.

          A participant who receives restricted stock will not recognize taxable income on the grant of the award if the restricted stock is non-transferable and subject to substantial risk of forfeiture. The participant will recognize taxable income the first time the restricted shares are transferable or the restricted shares are not subject to a substantial risk of forfeiture, whichever occurs first. At that time, the participant will recognize ordinary income in an amount equal to the fair market value of the restricted stock.

          Restricted stock received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such restricted stock does not make the election described below, the participant realizes no taxable income upon the receipt of restricted stock and the Corporation is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will realize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, the Corporation will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than the then applicable holding period at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

          Participants receiving restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and the Corporation will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Corporation, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are granted, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are granted.

          Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the participant. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made will be treated as dividend income, assuming the Corporation has adequate current or accumulated earnings and profits. If dividends are not paid to the participant but rather are reinvested within the restricted stock account, they would not be taxed until the shares vest. The taxability of these dividend reinvestment shares is not impacted by the 83(b) election.

          A participant realizes no taxable income, and the Corporation is not entitled to a deduction, when restricted stock units payable in the future and subject to conditions such as the passage of time are granted. When restricted stock units vest and become payable as a result of the satisfaction of the terms and conditions on such award, the participant will realize ordinary income equal to the amount of cash received or the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, the Corporation will be entitled to a corresponding deduction.

          A participant’s tax basis in shares of common stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

          The Committee may, but need not, permit a participant to defer receipt of payment in satisfaction of restricted stock units, provided that any such deferral shall be administered in good faith compliance with Section 409A of the Code and the Treasury regulations or other authoritative guidance issued under that Section. The Committee is authorized to take such action as it deems necessary and reasonable to avoid the application of the additional tax described in Section 409A(a)(1)(B) of the Code to any award deferred hereunder.

          Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, unless the compensation is a qualified performance-based award. If awards to such persons are intended to qualify as qualified performance-based awards, the LTIP limits the maximum number of shares of Common Stock that may be granted to the recipient during any calendar year to 500,000 shares.

          The Corporation is entitled to deduct from the payment of any award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local, or foreign law to be withheld, or may require the participant to pay such withholding taxes to the Corporation as a condition of receiving payment of the award. The Committee may allow a participant to satisfy his or her withholding obligations by directing the Corporation to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to the Corporation in an amount necessary to satisfy the withholding obligation.

          A participant who receives a stock award or cash bonus will recognize taxable income on the grant of the award equal to the fair market value of the stock on such date or the amount of the cash award. The Corporation is entitled to an income tax deduction in the year of the award.

          Vote Required for Approval. The affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to approve a resolution to effect the proposed amendment to the LTIP as follows:

RESOLVED, that the shareholders hereby approve the amendment of the 2007 Long Term Incentive Plan of Codorus Valley Bancorp, Inc. to increase the number of shares of the Corporation’s common stock issuable thereunder from 175,000 shares to 425,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND THE 2007 LONG TERM INCENTIVE PLAN.

PROPOSAL 4 and PROPOSAL 5
Approval of an Amendment to the
2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan

          The Corporation’s shareholders are being asked to approve an amendment to the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan (the “ESPP”). The amendment was adopted by the Corporation’s Board of Directors on February 14, 2012, subject to shareholder approval, and will:

          (a) increase the number of shares of the Corporation’s common stock reserved for issuance under the ESPP by 47,805 shares; and

          (b) extend the term of the plan for an additional ten years. The term of the plan is currently set to expire June 30, 2012.

          As of March 8, 2012, and giving effect to the proposed amendment, approximately 175,000 shares remain available for issuance under the ESPP.

          The Corporation’s Board believes that continuing to make the ESPP available, and increasing the number of shares of the Corporation common stock reserved for issuance under the ESPP, provides eligible employees who wish to become shareholders of the Corporation with a convenient method of doing so and to link employee and shareholder interests.

          In furtherance of these objectives, the Board of Directors, upon the recommendation of the Compensation Committee, has adopted amendments to the ESPP to: (a) provide for 47,805 additional shares of the Corporation common stock to be reserved for issuance under the ESPP, and (b) extend the term of the plan for an additional period of ten (10) years, subject, in each case, to approval by the shareholders of each of these amendments at this annual meeting. A summary of the ESPP is set forth below. This summary is, however, qualified in its entirety by reference to the full text of the ESPP, which is attached hereto as Exhibit B.

          Purpose. As stated above, the purpose of the ESPP is to attract and retain valued employees by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such employees.

          Eligibility. Any employee of the Corporation, or of any of its subsidiaries, except employees whose customary employment is less than 20 hours per week (part-time employees) and employees whose customary employment is for not more than five months in any calendar year (seasonal employees), is eligible to participate in the ESPP.

          Purchase of Shares through ESPP. A participant may purchase shares through the ESPP by payroll deduction. An amount established by the participant will be deducted from the participant’s pay for a six-month period. This amount will be accumulated for the benefit of the participant and used to purchase Corporation stock at the end of that period.

          Purchase Price for Shares Purchased through the ESPP. The purchase price for each share purchased by a participant through the ESPP is eighty-five percent (85%) of the share’s fair market value. For purposes of the ESPP, the share’s fair market value is the lesser of the closing price as reported on the stock exchange on which the shares are traded at the beginning of the six-month term or the closing price as reported on the stock exchange on which the shares are traded on the last day of the six-month term.

          Limitations Applicable to ESPP. The ESPP, as proposed to be amended, has a ten (10) year term and provides for twenty (20) six-month offerings. The maximum number of shares to be offered under the ESPP, as amended, is 222,805, subject to future adjustment for stock splits and stock dividends. No participant may purchase more than 250 shares during any single offering. No employee is allowed to purchase shares under all employee stock purchase plans at a rate which exceeds $25,000 of fair market value of such shares for each calendar year.

          Federal Income Tax Consequences. In accordance with Section 423 of the Internal Revenue Code, if the stock is transferred to an individual under an ESPP and if applicable holding periods are satisfied (two years from the date the ESPP offering begins and one year from the date the employee acquires the shares), no deduction of the wage expense for tax purposes is allowable. However, if the holding period requirements are not satisfied, the Corporation recognizes compensation expenses (for tax purposes only) equal to the employee’s compensation income at the time the stock is transferred.

          In accordance with the Internal Revenue Code, payroll deductions for ESPP shares are after-tax deductions. When the stock is transferred, the employee recognizes ordinary income for the lesser of (a) the fair market value of the shares at the time of the transfer less the amount the employee paid for the shares or (b) the fair market value of the shares at the time the employee purchased the shares less the amount the employee paid for the shares. The balance of any gain is treated under the rules controlling the sale or other disposition of a capital gain asset.

New Plan Benefits.

Employee Stock Purchase Plan[1]

Name and Position	Dollar Value ($)[2]	Number of Units
CEO	920	500
Other Named Executive Officers	0	0
Executive Group	2,804	1,524
Non-Executive Officer
Employee Group	7,952	4,322

[1] The information in this table reflects the planned purchases for the first six months of 2012 and assumes that the same number of shares will be purchased in the second six-month offering period of 2012.

[2] The dollar value is equal to fifteen (15) percent of the fair market value of the Company’s common stock and also includes the ASC 718 value of the participant’s short-term (six month) option to acquire the shares. The dollar value assumes that the fair market value of the shares is the closing price on the first business day of 2012.

Vote Required for Approval of Proposal 4. The affirmative vote of a majority of the votes cast is required to approve a resolution to effect the proposed amendment to the ESPP to increase the number of shares as follows:

RESOLVED, that the shareholders hereby approve the amendment of the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan to increase the total number of shares issuable pursuant to the plan to 222,805 shares.

Vote Required for Approval of Proposal 5. The affirmative vote of a majority of the votes cast is required to approve a resolution to effect the proposed amendment to the ESPP to extend the term by an additional ten (10) years as follows:

RESOLVED, that the shareholders hereby approve the amendment of the 2007 Codorus Valley Bancorp, Inc. Employee Stock Purchase Plan to extend the termination date of the Plan from June 30, 2012 to June 30, 2022 by amending Section 24.1 to read as follows: “24.1. June 30, 2022.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY THE ESPP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO EXTEND THE TERM OF THE ESPP BY AN ADDITIONAL TEN (10) YEARS.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS,
AND CERTAIN BENEFICIAL OWNERS

          The following table shows, as of March 8, 2012, the amount and percentage of Codorus Valley Bancorp, Inc. common stock beneficially owned by each director, each nominee, each named executive officer and all directors, nominees and executive officers of the Corporation as a group. To the best of our knowledge, no person or entity owned of record or beneficially on March 8, 2012 more than five percent of the outstanding common stock of Codorus Valley Bancorp, Inc.

          Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees and named executive officers is rounded to the nearest whole share. The percentage of all Codorus Valley Bancorp, Inc. common stock owned by each director, nominee or named executive officer is less than one percent unless otherwise indicated.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership[1]		Percent of Class

Directors and Nominees

D. Reed Anderson, Esquire	28,926	[2]	--
Cynthia A. Dotzel, CPA	10,000		--
Jeffrey R. Hines, P.E.	1,111	[3]	--
MacGregor S. Jones	47,630	[4]	1.13%
Rodney L. Krebs	68,919	[5]	1.63%
Larry J. Miller	103,552	[6]	2.44%
William H. Simpson	13,463	[7]	--
Dallas L. Smith	31,995	[8]	--
Harry R. Swift, Esq.	15,557	[9]	--
Hon. Michael L. Waugh	9,753	[10]	--

Other Executive Officers

Jann Allen Weaver, CPA	13,211	[11]	--
Diane E. Hill, CPA	8,012	[12]	--

All Executive Officers and Directors as a Group (12 persons)	352,129	[13]	8.13%

[1]

Beneficial ownership of shares of Codorus Valley Bancorp, Inc. common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or who otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock; or (ii) investment power, which includes the power to dispose or direct the disposition of the stock; or (iii) the right to acquire beneficial ownership within 60 days after March 8, 2012.

[2]	Includes 9,079 shares held in Mr. Anderson’s 401(k) plan and non-qualified stock options of 12,582.
[3]	Includes 111 shares held jointly with Mr. Hines’ spouse and 1,000 shares held by his spouse.
[4]	Includes 32,515 shares held jointly with his spouse, 4,076 shares held in his spouse’s IRA, and non-qualified stock options of 9,546.
[5]	Includes 7,530 shares held by Mr. Krebs’ IRA, 16,350 shares held jointly with his spouse, 20,393 shares held in a family limited partnership, and non-qualified stock options of 12,333.
[6]

Includes 16,701 shares held jointly with Mr. Miller’s spouse, 1,359 shares held jointly with his daughter, 1,359 shares held jointly with his son, 1,165 shares held in Mr. Miller’s IRA, 22,610 shares of unvested restricted stock, and incentive stock options of 33,976.

[7]	Includes Mr. Simpson’s non-qualified stock options of 9,491.
[8]	Includes 738 shares held in Mr. Smith’s spouse’s IRA and non-qualified stock options of 12,604.
[9]	Includes Mr. Swift’s unvested restricted stock of 7,652 and incentive stock options of 7,081.
[10]	Includes Mr. Waugh’s non-qualified stock options of 9,615.
[11]	Includes 697 shares held jointly with Mr. Weaver’s spouse, unvested restricted stock of 1,549, and incentive stock options of 10,485.
[12]	Includes Ms. Hill’s unvested restricted stock of 661 and incentive stock options of 6,474.
[13]

Includes 76,221 shares reported in Schedule 13G, as amended, of the Trust and Investment Services Division of PeoplesBank, A Codorus Valley Company (30,783 shares are held for the benefit of MacGregor S. Jones, 44,273 shares are held for the benefit of Rodney L. Krebs, and 1,165 shares are held for the benefit of Larry J. Miller). Also includes 4,076 shares held by Codorus Valley Financial Advisors, Inc., a financial subsidiary of the Bank, for the benefit of MacGregor S. Jones.

Executive Officers

          The following table provides information, as of March 8, 2012, about the Corporation’s executive officers. The term of each office is one year and until a successor is elected and qualifies.

Name	Age	Principal Occupation For the Past Five Years and Position Held with Codorus Valley Bancorp, Inc. and Subsidiaries

Larry J. Miller	60	President and Chief Executive Officer (since 1986), and Vice Chairman of the Board (since 2004), Codorus Valley Bancorp, Inc. and PeoplesBank, a Codorus Valley Company

Harry R. Swift, Esq.	64

Vice President (since 1998), General Counsel
(since 2009), and Secretary (since 1998), Codorus
Valley Bancorp, Inc.; Chief Operating Officer,
General Counsel, Secretary, and Executive Vice
President, PeoplesBank, a Codorus Valley
Company

Jann Allen Weaver, CPA	62	Treasurer (since 2000), and Assistant Secretary (since 1995), Codorus Valley Bancorp, Inc.; Executive Vice President and Chief Financial Officer, PeoplesBank, a Codorus Valley Company

Diane E. Hill, CPA	41	Vice President and Auditor (since 2002), Codorus Valley Bancorp, Inc. and PeoplesBank, a Codorus Valley Company

EXECUTIVE COMPENSATION

Introduction

          This discussion relates to the compensation of certain Named Executive Officers (“NEOs”) of the Corporation. These NEOs are Mr. Miller, Mr. Swift and Mr. Weaver. As a result of the Corporation’s participation in the U.S. Treasury’s Capital Purchase Program (“CPP”), the NEOs entered into agreements where they each agreed to certain limitations on their contractual rights. These limitations are discussed in this section of the Proxy Statement, as applicable. Each of the NEOs entered into an agreement with the Corporation pursuant to which he agreed to forego or, in certain circumstances return, any compensation which may be prohibited or limited as a result of the Corporation’s participation in CPP. On August 18, 2011, the Corporation repaid the Treasury’s preferred stock investment through participation in the Small Business Lending Fund (“SBLF”), thus terminating the limitations on the NEOs’ contractual rights.

Compensation Committee Role

          The Compensation Committee assists the Board of Directors in evaluating and setting salaries, bonuses and other compensation of the executives, administers the Corporation’s equity and other compensation plans (except those plans in which all employees may participate), and takes such other actions, within the scope of its charter, as the Committee deems necessary and appropriate. The Committee relies upon performance data, statistical information and other data regarding executive compensation programs, including information provided by the Corporation’s human resources division, the Corporation’s officers (except as to their own compensation) and outside advisors, as it deems appropriate. The Committee has unrestricted access to individual members of management and employees and may ask them to attend any Committee meeting or to meet with any member of the Committee. The Committee also has the power to retain, at the Corporation’s expense, such independent counsel and other advisors or experts, as it deems necessary or appropriate to carry out its duties.

          Management gathers and produces information for Committee meetings. As requested, the Chief Executive Officer (“CEO”) and other members of senior management participate in Committee meetings to provide background information, compensation recommendations, performance evaluations and other items requested by the Committee. The Board of Directors makes all final determinations regarding the compensation of the executives, after a recommendation by the Committee.

Use of Consultants

          The Compensation Committee has retained a single external compensation consultant. Mosteller & Associates, Inc. was retained by the Committee during 2011 to review certain aspects of executive compensation, as more particularly described below, and the consultant reported its recommendations directly to the Committee. PeoplesBank does not have a policy that limits the other services that an executive compensation consultant can perform, but PeoplesBank has not engaged Mosteller & Associates, Inc. for any other compensation related projects except for those directed by the Committee, and which was limited to an engagement involving the compensation of the NEOs and other executives. Specific instructions and directions given to the consultant and fees to be paid were outlined in individual engagement letters with respect to the scope and performance of its duties under each project. In general, however, Mosteller & Associates, Inc. was instructed and directed to compare PeoplesBank’s current executive compensation practices with its peers, and based on that comparison, recommend changes in PeoplesBank’s compensation practices that were consistent with PeoplesBank’s compensation philosophy and objectives.

Employment Agreements

          On December 27, 2005, the Corporation, the Bank and Mr. Miller entered into an employment agreement for a term of three years. The term of the Agreement renews automatically for an additional 12 months at the end of each calendar year unless the Corporation and the Bank provide written notice to Mr. Miller of non-renewal. The agreement was amended on November 27, 2007 for the purpose of complying with provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and regulations implementing that Code Section.

On August 9, 2011, the agreement was further amended to correct an oversight in the determination of when Mr. Miller is entitled to receive compensation after a change in control. The substance of that amendment is reflected in the following description of the terms of the agreement.

          Under the terms of his employment agreement, Mr. Miller serves as the President and Chief Executive Officer of the Corporation and of the Bank and serves as a member of the Boards of Directors of the Corporation and of the Bank. The agreement also contains a confidentiality provision and a non-competition provision that prohibits Mr. Miller from competing with the Corporation or with its financial subsidiary, PeoplesBank, within fifty miles of the Bank’s registered office for a period of one year following his termination of employment for any reason other than a change of control.

          Pursuant to his employment agreement, Mr. Miller was entitled to an annual salary of $299,000 in 2011, which may be increased (but not decreased) in the future. In addition, the Boards of Directors have discretion to pay a periodic bonus to Mr. Miller. Notwithstanding the terms of his employment agreement, during the period of the Company’s participation in CPP, Mr. Miller was prohibited from receiving any cash bonus. At the present time, Mr. Miller is not entitled to receive director’s fees or other compensation for serving on the Corporation’s or the Bank’s Board of Directors or their committees. Mr. Miller is also entitled to receive the employee benefits made available to Bank employees, to use a vehicle provided by the Bank and for reimbursement of country club dues.

          The agreement with Mr. Miller provides that if his employment is terminated by the Corporation or the Bank due to death, disability or “for cause,” then he is entitled to the full annual salary and any accrued benefits through the date of termination. “For cause” termination includes termination for willful failure to perform his duties, engaging in misconduct injurious to the Corporation or the Bank, violation of certain terms of the employment agreement, dishonesty or gross negligence in the performance of his duties, violation of banking laws and regulations, failure to win election or to serve on the Board of Directors of the Corporation or moral turpitude which brings public discredit to the Corporation or the Bank. If Mr. Miller’s employment is terminated by the Corporation or the Bank other than as a result of death, disability or “for cause,” then he is entitled to a lump sum payment equal to his full annual salary from the date of termination through the last day of the term of the agreement or an amount equal to his current annual salary, whichever is greater, and to a continuation of employee benefits for one year. If Mr. Miller terminates his employment for “good reason,” then he is entitled to an amount equal to his direct annual salary and to a continuation of employee benefits for one year. “Good reason” includes reduction in title or responsibilities, geographic reassignment, removal from office, reduction in salary or benefits, failure to extend the term of the agreement or any other material breach of the agreement by the Corporation or the Bank.

          If Mr. Miller’s employment is terminated by the Corporation or the Bank other than for cause or if Mr. Miller terminates his employment for good reason within two years following a change in control of the Corporation or the Bank, he is entitled to receive a lump sum payment equal to three times the sum of his then current direct annual salary and the highest bonus paid to him with respect to one of the last three years of employment, and he will continue to receive all benefits to which he was previously entitled for a period of three years. Change of control includes a more than fifty percent change in ownership of the Corporation or the Bank, a change in effective control of the Corporation or the Bank or a change in ownership of a substantial portion of the Corporation’s or the Bank’s assets. (Change of control is determined consistently under all of the Corporation’s and the Bank’s plans and employment agreements.)

          In the event the amounts and benefits payable under the agreement as a result of change of control when added to all other benefits and amounts which may become payable to Mr. Miller by the Corporation and/or the Bank are such that they become subject to Section 280G of the Internal Revenue Code and, therefore, to the excise tax provisions of Section 4999 of the Internal Revenue Code, then Mr. Miller is to be paid the additional amount necessary to reimburse him for the economic detriment of the excise tax. If the amounts and benefits paid under the agreement are subject to Section 280G, they are not deductible by the Corporation.

          Notwithstanding the terms of his employment agreement, during the period of the Company’s participation in the CPP, Mr. Miller was prohibited from receiving any payment on account of his departure or upon a change in control except for wages due for services performed up to the time of the departure or change in control and except for payments made on account of death or disability and pension plan payments. In addition, he was also prohibited from receiving any tax gross-up. On August 18, 2011, those restrictions lapsed as a result of the Company’s repayment of Treasury’s preferred stock investment through participation in the SBLF.

          On August 25, 2009, the Corporation, the Bank and Mr. Swift entered into an employment agreement for a term of three years. The term renews automatically for an additional 12 months at the end of each calendar year unless the Corporation and the Bank provide written notice to Mr. Swift of non-renewal. On August 9, 2011, the agreement was amended to correct an oversight in the determination of when Mr. Swift is entitled to receive compensation after a change in control. The substance of that amendment is reflected in the following description of the terms of the agreement.

          Pursuant to his employment agreement, Mr. Swift was entitled to an annual salary of $203,000 in 2011 which may be increased (but not decreased) in the future. In addition, the Boards of Directors have discretion to pay a periodic bonus to Mr. Swift. Mr. Swift is also entitled to receive the employee benefits made available generally to Bank employees and to use a vehicle provided by the Bank.

          The agreement with Mr. Swift provides that if his employment is terminated by the Corporation or the Bank due to death, disability or “for cause,” or if Mr. Swift terminates his employment without good reason, he is entitled to be paid his salary and any accrued benefits through the date of termination. “For cause” termination includes termination for willful failure to perform his duties, engaging in misconduct injurious to the Corporation or the Bank, violation of certain terms of the employment agreement, dishonesty or gross negligence in the performance of his duties, violation of banking laws and regulations, breach of fiduciary duty involving personal profit or moral turpitude which brings public discredit to the Corporation or the Bank.

          If Mr. Swift’s employment is terminated by the Corporation or the Bank other than as a result of death, disability or “for cause,” he is entitled to a lump sum payment equal to his full annual salary from the date of termination through the last day of the term of the agreement or an amount equal to his current annual salary, whichever is greater, and to a continuation of employee benefits for one year.

          If Mr. Swift terminates his employment for “good reason,” other than following a change of control, then he is entitled to an amount equal to his annual salary and to a continuation of employee benefits for one year. “Good reason” includes reduction in title or responsibilities, geographic reassignment, removal from office, reduction in salary or benefits, failure to extend the term of the agreement or any other material breach of the agreement by the Corporation or the Bank.

          If Mr. Swift’s employment is terminated by the Corporation or the Bank other than for cause or if Mr. Swift terminates his employment for good reason within two years following a change in control of the Corporation or the Bank, he is entitled to receive a lump sum payment equal to two and one-half times the sum of his then current annual salary and the highest bonus paid to him with respect to one of the last three years of employment, and he will continue to receive all benefits to which he was previously entitled for a period of two and one-half years. Change of control includes a more than fifty percent change in ownership of the Corporation or the Bank, a change in effective control of the Corporation or the Bank or a change in ownership of a substantial portion of the Corporation’s or the Bank’s assets.

          In the event the amounts and benefits payable under the agreement as a result of change of control, when added to all other benefits and amounts which may become payable to Mr. Swift by the Corporation and/or the Bank, are such that they become subject to Section 280G of the Internal Revenue Code and, therefore, to the excise tax provisions of Section 4999 of the Internal Revenue Code, then Mr. Swift is to be paid the additional amount necessary to reimburse him for the economic detriment of the excise tax. If the amounts and benefits paid under the agreement are subject to Section 280G, they are not deductible by the Corporation.

          Notwithstanding the terms of his employment agreement, during the period of the Company’s participation in the CPP, Mr. Swift was prohibited from receiving any payment on account of his departure or upon a change in control except for wages due for services performed up to the time of the departure or change in control and except for payments made on account of death or disability and pension plan payments. In addition, he was also prohibited from receiving any tax gross-up. On August 18, 2011, those restrictions lapsed as a result of the Company’s repayment of Treasury’s preferred stock investment through participation in the SBLF.

Long-Term Nursing Care Agreement

          On December 27, 2005, the Corporation and the Bank entered into a Long-Term Nursing Care Agreement with Mr. Miller. The agreement provides that the Corporation will accelerate the payment of the ten-year annual premiums on a long-term nursing care insurance policy for Mr. Miller and his spouse upon a change of control. The policy was originally purchased on May 27, 2003. The agreement was amended on November 27, 2007 to comply with IRS regulations implementing Section 409A of the Internal Revenue Code of 1986, as amended, and regulations implementing that Code Section.

          The cost of long-term nursing care is a growing concern among executives as they transition through life phases. The Compensation Committee believes that good health care planning reduces the amount of time and attention that Mr. Miller must spend on that topic and maximizes the net financial reward to Mr. Miller of the compensation he receives from the Corporation.

Change of Control Agreements

          The NEOs and other employees of the Bank have built the Corporation into the successful enterprise that it is today, and the Compensation Committee believes that it is important to protect them in the event of a change of control. Further, it is the Committee’s belief that the shareholders will be best served if the interests of management are aligned with the interests of the shareholders. Providing change of control benefits should eliminate, or at least reduce, the reluctance of management to pursue potential change of control transactions that may be in the best interests of shareholders. Relative to the overall value of the Corporation, these potential change of control benefits are relatively minor. The level of change of control benefits are based on industry practices and negotiations with the Named Executive Officers. (Change of control benefits for Mr. Miller and Mr. Swift are described in the section describing their respective employment agreements.)

          On December 27, 2005, the Corporation, the Bank and Jann Allen Weaver, CPA, Treasurer and Assistant Secretary of the Corporation and Executive Vice President and Chief Financial Officer of the Bank, entered into a change of control agreement. The agreement provides certain benefits to Mr. Weaver in the event of a change of control of the Corporation or the Bank or other specified events. On November 27, 2007, the agreement was amended to comply with regulations implementing Section 409A of the Internal Revenue Code of 1986, as amended, and regulations implementing that Code Section.

          The agreement provides that upon termination of employment in connection with a change of control, Mr. Weaver will receive a lump sum payment equal to the present value of one times his compensation determined by using the short-term applicable federal rate under Section 1274 of the Internal Revenue Code of 1986, as amended, in effect on the date of termination of employment. In addition, Mr. Weaver will continue, for 12 months, his eligibility to participate in all employee benefit plans and programs in which he was previously entitled to participate. Compensation is the sum of Mr. Weaver’s current direct annual salary and the highest bonus paid with respect to one of the last three years of employment.

Notwithstanding the terms of his change of control agreement, during the period of the Company’s participation in the CPP, Mr. Weaver was prohibited from receiving compensation upon the termination of employment in connection with a change of control. On August 18, 2011, this restriction lapsed as a result of the Company’s repayment of Treasury’s preferred stock investment through participation in the SBLF.

Salary Continuation Agreements - Supplemental Executive Retirement Plans (SERPS)

          On October 1, 1998, the Bank entered into salary continuation agreements (SERPS) with Mr. Miller, Mr. Swift and Mr. Weaver, which were subsequently amended on December 27, 2005. These agreements provide for certain payments to these named executives following the executive’s normal retirement date and continuing for 240 months for Mr. Miller and for 180 months for Messrs. Swift and Weaver. The SERPs provide an annual benefit at normal retirement age (60 for Mr. Miller and 65 for Messrs. Swift and Weaver) of $130,433 (Mr. Miller), $105,978 (Mr. Swift) and $74,797 (Mr. Weaver). On December 23, 2008, the SERPs were amended to add a 4% annualized increase if an NEO remains employed past his normal retirement age, up to a maximum of five years. The agreements contain provisions for early retirement, disability benefits, death benefits and payments on specified changes of control. The agreements also contain non-competition provisions.

          The non-competition provision contained in Mr. Miller’s and Mr. Swift’s plans prohibit them from competing with the Corporation or with its financial subsidiary, PeoplesBank, within fifty miles of the Bank’s registered office for a period of three years following a termination of employment for any reason other than a change of control. However, Mr. Swift’s agreement permits him to engage in the private practice of law following termination.

          The non-competition provision contained in Mr. Weaver’s plan prohibits him from competing with the Corporation or with its financial subsidiary, PeoplesBank, within twenty-five miles of the Bank’s registered office for a period of one year following his termination of employment for any reason other than a change of control.

          Payments due under the plans vest gradually over a period of time. Thus, the plans serve to encourage longevity. The Committee believes that it is appropriate to reward long-term executives with benefits that provide for a retirement life style commensurate with that they experienced during their professional careers.

          Restrictions imposed as a result of the Corporation’s participation in the CPP, which limited the benefits provided under the SERPs based upon a change of control, lapsed as a result of the Corporation’s repayment of Treasury’s preferred stock investment on August 18, 2011 through participation in the SBLF.

Supplemental Long-Term Disability Program

          The Company provides supplemental long-term disability insurance for certain executives, including Messrs. Miller and Weaver. The individual policies are designed to supplement coverage, in the event of a disability, to bridge the gap between payments under the Company’s general short- and long-term plans and the executive’s salary.

Stock Incentive Plan

          The Corporation maintains a 2007 Long-Term Incentive Plan (“2007 Plan”). The purposes of the 2007 Plan are to advance the long-term success of the Corporation and to increase shareholder value by providing the incentive of long-term stock-based rewards to officers, directors and key Bank employees.

          The 2007 Plan provides for awards of incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, and stock awards. The Compensation Committee administers the 2007 Plan. Persons eligible to receive awards under the 2007 Plan are those officers, directors and key Bank employees as determined by the Committee.

          The Corporation granted 27,925 options and 18,115 shares of restricted stock under the 2007 Plan during 2011 to NEOs and other Bank officers. Awards to the NEOs are disclosed in the Outstanding Equity Awards Table. The Plan reserved 139,641 shares of the Corporation’s common stock (adjusted for stock splits and stock dividends) for issuance. As of December 31, 2011, 1,995 shares are available for future issuance. The shares are subject to adjustment in the event of specified changes in the Corporation’s capital structure. The options vest six (6) months after grant, have a ten-year term and permit the recipient to acquire shares at the fair market value on the grant date. The restricted shares vest over three (3) years from the date of grant. The vesting schedule is tied to the recipient’s continued employment and is as follows: 0% at the end of the first year from the date of grant; 50% at the end of the second year from the date of grant; and 50% at the end of the third year from the date of grant.

Employee Stock Bonus Plan

          In 2001, the Corporation implemented an Employee Stock Bonus Plan, administered by non-employee members of the Corporation’s Board of Directors, under which the Corporation may issue shares of its common stock to employees as performance-based compensation. As of December 31, 2011, 14,292 shares of common stock were reserved for possible issuance under this plan, subject to future adjustment in the event of specified changes in the Corporation’s capital structure. No shares were issued under the Employee Stock Bonus Plan in 2011.

401(k) Retirement Plan

          The Bank maintains and sponsors a defined contribution 401(k) retirement plan. The 401(k) plan is administered by a committee which is appointed by the Board of Directors. The 401(k) plan is subject to the Internal Revenue Code of 1986, as amended, and to the regulations promulgated thereunder. Participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974, as amended.

          Each Bank employee who attains the age of 21, successfully completes any probationary period(s), and if a part time employee, completes 1,000 hours of service per year, may participate in the 401(k) plan. An eligible employee may elect to contribute certain portions of salary, wages, commissions, or other direct remuneration to the 401(k) plan. Generally, eligible employees may not contribute more than 50% of their compensation. In 2011, the Bank matched 50% of the first 6% of each employee’s contributions. Employee contributions to the 401(k) plan vest immediately. Employer contributions vest 100% after three years of service.

Officer Group Term Replacement Insurance Plans

          The Company provides an officers’ life insurance program for certain Bank officers, including the NEOs. This program provides a death benefit to the officer’s beneficiary in an amount equal to three times base salary so long as the Named Executive Officer is employed by the Company. The premiums for this program were paid in 1998 in a one-time, lump sum payment in an aggregate amount equal to $1,531,000, of which $551,000, $545,000 and $300,000 was paid for Messrs. Miller, Swift and Weaver, respectively. Additional premiums for this program were paid in 2008 in the amount of $105,316 for Mr. Miller and $1,786 for Mr. Weaver. Under this Program, the Bank is the beneficiary of any death proceeds remaining after an officer’s death benefit is paid to his or her beneficiary. The Committee believes that this benefit helps the Corporation attract and retain talented individuals to the management team. It also believes that it is an appropriate compensation strategy to provide for the continuing lifestyle of the officers’ families in the case of death.

          Accounting guidance, effective for fiscal years beginning on December 31, 2007, requires that liabilities for post-retirement split-dollar arrangements be accrued as a liability. The Company proposed, and each participant agreed to, a buy-out of the participants’ post-retirement portion of the life insurance benefit; these buy-outs eliminated, for 2009 and beyond, benefit accruals (expense) related to the post-retirement life insurance benefits. In the case of the NEOs and one other Bank officer, the amount of the accrued liability related to the post-retirement life insurance benefit was rolled into the SERPs. The termination of the post-retirement life insurance benefit for participants in the Officers Group Term Replacement Insurance Plan is expected to decrease the related expense by an average of approximately $20,000 per year through 2014. This served to increase the benefit payable to each NEO under the SERPs.

Executive Incentive Plan

          On February 14, 2012, the Compensation Committee and the Board of Directors adopted the Executive Incentive Plan (“EIP”). The EIP, which was adopted after the Company’s repayment of Treasury’s preferred stock investment on August 18, 2011 through participation in the SBLF, is designed to provide a form of results-oriented variable cash compensation which is directly linked to Company performance in terms of net income and to provide for recognition of individual contributions to the Company’s performance through an individual performance level which can be utilized to adjust an employee’s award up or down. The EIP provides for return by the executives of earned awards if the relevant Company or individual performance measures upon which they are based are restated or otherwise adjusted within the 36-month period following release of financial information. For 2012, the NEOs and certain other members of leadership are participants in the EIP. The Company performance measure is the Company’s budgeted net income. Individual performance awards are discretionary as determined by the Board of Directors. No payments have been made under this Plan.

Other Benefits

          The NEOs also participate in the Corporation’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, short and long-term disability insurance, Employee Stock Purchase Plan participation, and discounts on the Corporation’s products and services.

SUMMARY COMPENSATION TABLE

          The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2011 and 2010.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[8]	Stock Awards ($)[9]	Option Awards ($)[2]	Non-equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compen- sation Earnings ($)[7]	All Other Compen- sation ($)3 4 5 6	Total ($)
Larry J. Miller, Vice Chairman, President and Chief Executive Officer	2011	299,000	20,161	48,527	―	―	73,728	36,948	494,484
	2010	290,000	―	95,701	―	―	139,214	36,242	508,083

Harry R. Swift, Esquire, Executive Vice President, General Counsel,	2011	203,000	25,000	29,114	―	―	89,040	19,483	352,727
	2010	197,000	23,800	32,698	―	―	82,528	18,134	329,129

Jann A. Weaver, CPA, Executive Vice President and Chief Financial Officer	2011	122,000	―	7,763	7,770	―	51,060	6,082	187,219
	2010	118,000	12,400	3,542	6,389	―	47,324	5,153	188,128

[1] For 2012, Mr. Miller’s base salary was increased to $312,000, Mr. Swift’s base salary was increased to $210,000 and Mr. Weaver’s base salary was increased to $126,000.

[2] Amounts represent the grant date fair values of the options. The per-option fair value of options granted in 2011 and 2010 were $2.5738 and $2.8859, respectively. Assumptions used in the calculation of these amounts are included in Note 12 to the Corporation’s audited consolidated financial statements for the fiscal year ended December 31, 2011, included in the Corporation’s Annual Report filed on Form 10-K with the SEC on or around March 27, 2012. There were no awards of options made to Mr. Miller and Mr. Swift in 2011 or 2010. There were no forfeitures of options during 2011 or 2010 by any of the Named Executive Officers. The number of options awarded to Mr. Weaver in 2011 and 2010 were 3,109 and 2,214, respectively.

[3] For 2011, the amounts reflected in column (i), for each Named Executive Officer, include:

•

matching contributions allocated by the Corporation to each Named Executive Officer pursuant to the Corporation’s 401(k) Retirement Plan which is more fully described on page 37 under the heading “401k Retirement Plan” (Mr. Miller, $7,350; Mr. Swift, $6,090; Mr. Weaver, $3,660).

•	an incremental cost attributable to the annual expenses of the Change of Control and Supplemental Retirement Trust established for the benefit of the Named Executive Officers and other members of management at the Hershey Trust Company through November 21, 2011 and Counsel Trust Company thereafter (Mr. Miller, $525; Mr. Swift, $350; and Mr. Weaver, $350).

•	imputed cost of life insurance (Mr. Miller, $1,955; Mr. Swift, $1,931; Mr. Weaver, $979).
4 In addition to the items noted in footnote (3) above, the amount in column (i) reflects:
•	the cost of long-term health care insurance for Mr. Miller ($20,846), which is described on page 35 under the heading “Long-Term Nursing Care Agreement”;
•	well-day payments to Mr. Miller under the Corporation’s well-day program;
•	supplemental disability insurance premiums for Mr. Miller ($521 annually) and Mr. Weaver ($623 annually).

5 In 2011 the amount attributable to perquisites for Mr. Swift exceeded $10,000. Mr. Swift’s perquisites primarily consisted of the personal benefits associated with the use of a car owned by the Corporation, totaling $10,904. The calculation of this benefit consists of the incremental cost attributable to Corporation-provided automobiles, as well as insurance premiums, maintenance, and repair costs. Mr. Swift’s remaining perquisites consisted of spousal attendance at business related activities paid for by the Corporation. The amounts attributable to perquisites in 2011 for Mr. Miller and Mr. Weaver were less than $10,000.

[6] The incremental cost attributable to Corporation-provided automobiles (calculated in accordance with Internal Revenue Service guidelines) are included on the W-2 of Named Executive Officers who receive such benefits. Each such Named Executive Officer is responsible for paying income tax on such amount.

[7] Column (h) reflects change in the present value of future benefits payable under Supplemental Executive Retirement Plans (SERPS), described on page 36 under the heading “Salary Continuation Agreements – Supplemental Executive Retirement Plans (SERPS).”

8 On December 13, 2011, the Compensation Committee awarded a discretionary cash bonus to Mr. Swift for 2011. On September 29, 2011, the Board of Directors awarded a one-time, non-cash bonus as a years-of-service award valued at $13,992 for Mr. Miller and paid payroll taxes in the amount of $6,169 on the value of the award on Mr. Miller’s behalf.

[9] Amounts represent the grant date fair values of restricted stock awards. There were no forfeitures of restricted stock during 2011 or 2010 by any of the Named Executive Officers. The per-share fair value of shares awarded in 2011 and 2010 was $8.25 and $9.06, respectively, which is equal to the last reported sales price of Codorus Valley Bancorp stock on the grant date, or in the case where there is no trading on the grant date, on the first previous date on which there is such trading. The number or 2011 restricted stock shares awarded to Messrs. Miller, Swift, and Weaver was 5,882, 3,529 and 941, respectively. The number or 2010 restricted stock shares awarded to Messrs. Miller, Swift, and Weaver was 10,563, 3,609 and 391, respectively.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END1

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]	Number of Securities Underlying Unexercised Options (#) Unexercisable [2]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)[2]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[8]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Larry J. Miller	12,763			15.4747	06/22/2014
	17,204	1,029[3]		15.3023	06/14/2015
	2,980			8.7650	12/9/2018
						21,638[5]	179,595	0	0
Harry R.	2,553			15.4747	06/22/2014
Swift	2,431			15.3023	06/14/2015
	2,097			8.7650	12/9/2018
						7,431[6]	61,677	0	0
Jann A.	2,553			15.4747	06/22/2014
Weaver	2,431			15.3023	06/14/2015
	1,007			8.7650	12/9/2018
	2,280			6.4250	8/25/2019
	2,214			9.060	11/9/2020
		3,019[4]		8.250	12/31/2021	1,508[7]	12,516	0	0

[1] Includes shares issued under Codorus Valley Bancorp, Inc.’s 2000 Stock Incentive Plan and 2007 Long-Term Incentive Plan.
2 As adjusted for stock dividends distributed through December 31, 2011.
[3] Options for 1,029 shares vest January 1, 2012.
[4] Options for 3,019 shares vest on June 13, 2012.
[5] 5,193 shares vest on August 25, 2012. 5,281 shares vest on November 9, 2012. 5,282 shares vest on November 9, 2013. [2],941 shares vest on December 13, 2013. 2,941 shares vest on December 13, 2014.
[6] 293 shares vest on August 25, 2012. 1,804 shares vest on November 9, 2012. 1,805 shares vest on November 9, 2013. 1,764 shares vest on December 13, 2013. 1,765 shares vest on December 13, 2014.
[7] 176 shares vest on August 25, 2012. 195 shares vest on November 9, 2012. 196 shares vest on November 9, 2013. 470 shares vest on December 13, 2013. 471 shares vest on December 13, 2014.
[8] Based on the closing price of the Corporation’s common stock on December 31, 2011.

Compensation Committee Report on Risk

          The Compensation Committee certifies that every six months during 2011, it reviewed (i) with the Corporation’s senior risk officers, the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Corporation; (ii) with the Corporation’s senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Corporation; and (iii) the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee. Based upon such review, the Compensation Committee also determined that the compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Corporation. This report is provided in connection with the Company’s participation in CPP. That participation terminated on August 18, 2011 and, thus, this report covers only the period January 1, 2011 through August 18, 2011.

          Description of SEO and Employee Compensation Plans Required by CPP

          The Compensation Committee undertook a review of compensation plans from a risk perspective with the limited assistance of Mosteller & Associates, a compensation consultant. The assessment of risk encompassed a review of business processes, the current economic environment and the design and administration of each plan. Criteria used by the Compensation Committee to quantify the risk included, among others, the percentage of the employee’s total compensation provided by the plan, the covered employees’ potential ability to manipulate earnings, if any, the covered employees’ potential impact on reported earnings and the covered employees’ ability to approve a proposed transaction or make another business decision that could have a material impact on the Corporation. The Compensation Committee concluded, based on this review, that there are no features of these plans that unnecessarily expose the Corporation to excessive risks or that could threaten the value of the Corporation.

          As a general matter, the Compensation Committee determined that broad-based plans of general applicability that provide for welfare and retirement benefits on a non-discriminatory basis do not encourage unnecessary and excessive risks that threaten the value of the Corporation or create an incentive or opportunity for an employee to manipulate the reported earnings of the Bank or Corporation.

          SEO Compensation Plans

          The Corporation Leadership Cash Incentive Plan. This Plan was not utilized during 2011 and was terminated on February 14, 2012 by the adoption of the Executive Incentive Plan.

          The Corporation has a Long-Term Incentive Compensation Plan. All awards under the Plan are discretionary. Restricted stock awards vest over three-years. The Committee determined that this plan does not encourage unnecessary or excessive risk-taking by the Senior Executive Officers that threatens the value of the Corporation or the manipulation of reported earnings.

          Employee Compensation Plans

          In addition to the compensation plans primarily for Senior Executive Officers discussed above, there are various other employee compensation plans, some of which are discretionary in nature as to the amounts to be paid thereunder, some of which provide formulas for the amounts to be paid thereunder, some of which meet the requirements for commission compensation under the CPP Compensation Standards and others for which the amounts to be paid thereunder may be determined based on a combination of these approaches. All of these plans were reviewed by the Committee. As a result of the review, no plan was identified as having a high degree of risk. It was determined that risk management’s oversight and internal controls affecting the Company generally, the discretionary nature of some of the plans, or a combination of these features, are key factors that serve to ensure that the compensation plans do not encourage undesirable risk-taking activities or the manipulation of earnings.

          This report was adopted on March 13, 2012 by the Compensation Committee of the Board of Directors:

THE COMPENSATION COMMITTEE

Rodney L. Krebs, Chairman
D. Reed Anderson, Esquire
Cynthia A. Dotzel, CPA
Jeffrey R. Hines, P.E.
MacGregor S. Jones
William H. Simpson
Dallas L. Smith
Hon. Michael L. Waugh

Compensation Committee Interlocks and Insider Participation No member of the Compensation Committee has served as a Corporation officer or employee at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our board. None of our executive officers serve as a member of the Board of Directors of any other company that has an executive officer serving as a member of our Compensation Committee.

DIRECTOR COMPENSATION

          The Corporation uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Corporation considers the significant time commitment required of directors in fulfilling their duties to the Corporation.

Cash Compensation Paid to Board Members

          In 2011, the Bank’s non-employee directors were compensated for their services rendered as follows:

•	a monthly retainer of $1,000;

•	directors’ fees of $600 for each regular or special meeting attended; and

•	committee meeting fees paid at the rate of $300 per hour.

•	quarterly retainer paid to committee chairs of $500 (Wealth Management Committee) and $750 (Audit Committee).

          The Bank’s Chairman of the Board received a monthly retainer of $1,500 in 2011. In addition, each director recognized imputed income for insurance premiums paid on behalf of the non-employee Bank directors, which totaled $2,810 in 2011. In the aggregate, the Bank paid $205,870 in cash compensation to the directors in 2011.

Independent Directors’ Deferred Compensation Plan

          The Corporation maintains a deferred compensation plan for independent directors. Participants may elect to defer receipt of compensation in order to gain certain tax benefits under Internal Revenue Code Section 451. This plan is not funded by the Corporation.

Independent Directors’ Stock Option Plan

          The Corporation maintains the Codorus Valley Bancorp, Inc. 1998 Independent Directors’ Stock Option Plan (the “Plan”). The Corporation’s shareholders approved the Plan at the 1998 annual meeting, and the Board of Directors originally reserved 100,000 shares, or 8,445 shares as of December 31, 2011, as adjusted for stock dividends, for issuance under the Plan. The right to grant options under the Plan expired in 2008. The purposes of the Plan were to advance the Corporation’s and the Bank’s development, growth and financial condition by providing additional incentives to non-employee members of the Corporation’s Board of Directors by encouraging them to acquire stock ownership in the Corporation and to secure, retain and motivate non-employee directors.

          Directors who are not employees of the Corporation or its subsidiaries were eligible to receive awards under the Plan. Pursuant to the terms of the Plan, from 1998 through 2002, each non-employee director who attended at least 75% of the total number of Board of Directors and committee meetings was granted non-qualified stock options at each annual reorganization meeting of the Corporation. The purchase price of common stock subject to each stock option granted is the fair market value at the time of grant. The recipient may exercise these stock options for ten years from the grant date. In prior periods, the Corporation granted all 143,214 stock options available for issuance under this Plan, as adjusted for applicable stock dividends and/or stock splits. This aggregate amount includes stock options that may have been cancelled and/or exercised in those prior periods.

          In 2007, the shareholders approved the Long-Term Incentive Plan (the “LTIP”). The LTIP permits awards of non-qualified stock options to non-employee directors in 2007 and subsequent years. In 2011, the Corporation granted 23,557 non-qualified stock options to non-employee directors.

DIRECTOR SUMMARY COMPENSATION TABLE

          The table below summarizes the compensation paid by the Corporation to non-employee directors for the fiscal year ended December 31, 2011.

Name[1]	Fees Earned or Paid in Cash ($)[4]	Stock Awards ($)	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[2]	Total ($)
D. Reed Anderson, Esq.	36,000	-0-	8,808	-0-	-0-	554	45,362
Cynthia A. Dotzel, CPA[5]	3,800	-0-	-0-	-0-	-0-	-0-	3,800
Jeffrey R. Hines, P.E.[5]	3,800	-0-	-0-	-0-	-0-	-0-	3,800
MacGregor S. Jones	30,910	-0-	8,314	-0-	-0-	343	39,567
Rodney L. Krebs	33,000	-0-	8,270	-0-	-0-	544	41,814
William H. Simpson	29,400	-0-	8,173	-0-	-0-	496	38,069
Dallas L. Smith	32,950	-0-	8,888	-0-	-0-	405	42,243
Hon. Michael L. Waugh	33,200	-0-	8,475	-0-	-0-	468	42,143

[1] The Corporation’s President and CEO, Larry J. Miller, and General Counsel, Harry R. Swift, Esq., are not disclosed in this table because he is an employee director and does not receive separate compensation as a director of the Corporation. Mr. Miller’s compensation is described and disclosed in the Executive Compensation section of this proxy statement.

[2] Imputed cost of life insurance for non-employee directors for a life insurance benefit of $100,000 for the named beneficiary of each director.

[3] Reflects the amount recognized for financial statement purposes in accordance with ASC 718, of awards pursuant to the LTIP. Assumptions used in the calculation of this amount are included in Note 13 to the Corporation’s audited consolidated financial statements for the fiscal year ended December 31, 2011, included in the Corporation’s Annual Report filed on Form 10-K filed with the SEC on or around March 27, 2012.

[4] Includes fees for attendance at board of directors meetings of PeoplesBank. The Board of Directors of PeoplesBank met 26 times in 2011.
5 Ms. Dotzel and Mr. Hines were appointed as directors on November 8, 2011. Mr. Swift was appointed as director on January 24, 2012.

RELATED PERSON TRANSACTIONS

          Some of Codorus Valley Bancorp, Inc.’s directors and executive officers, their immediate family members, and the companies with which they are associated were customers of and had banking transactions with the Bank during 2011. All loans and loan commitments made to them and their immediate family members and to their companies were made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the Bank, and did not involve more than a normal risk of collectability or present other unfavorable features. The principal loan balance outstanding for these persons on December 31, 2011, was approximately $2,886,976, which did not include unfunded commitments of approximately $2,516,433. The Bank anticipates that it will enter into similar transactions in the future.

          Related person transactions are reviewed and voted on by the Board of Directors of the Corporation or the Bank, as applicable. Interested parties do not participate in the review and vote.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee met with management periodically during the year to consider the adequacy of the Corporation’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation’s independent registered public accounting firm.

          The Audit Committee met privately at its regular meetings with both the independent registered public accounting firm and the internal auditors, each of whom has unrestricted access to the Audit Committee.

          The Audit Committee appointed, and the Board approved, ParenteBeard LLC as the independent registered public accounting firm for the Corporation after reviewing the firm’s performance and independence from management.

          Management has primary responsibility for the Corporation’s consolidated financial statements and the overall reporting process, including the Corporation’s system of internal controls. The independent registered public accounting firm audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of the Corporation in conformity with generally accepted accounting principles in the United States of America and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

          The Audit Committee reviewed with management and ParenteBeard LLC, the Corporation’s independent registered public accounting firm, the Corporation’s audited consolidated financial statements and met separately with both management and ParenteBeard LLC to discuss and review those consolidated financial statements and reports prior to issuance. Management has represented, and ParenteBeard LLC has confirmed to the Audit Committee, that the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America.

          The Audit Committee received from and discussed with ParenteBeard LLC the written disclosure and the letter required by PCAOB Rule 3526 Communication With Audit Committees Concerning Independence. These items relate to that firm’s independence from the Corporation. The Audit Committee also discussed with ParenteBeard LLC matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee monitored certified public accounting firm independence and reviewed audit and non-audit services performed by ParenteBeard LLC.

          Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that the audited consolidated financial statements be included in the Annual Report on Form 10-K as of and for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

D. Reed Anderson, Esquire, Chairman
William H. Simpson
Dallas L. Smith

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Board of Directors has selected ParenteBeard LLC as the independent registered public accounting firm for the examination of its consolidated financial statements as of and for the fiscal year ending December 31, 2012. ParenteBeard LLC served as the Corporation’s independent registered public accounting firm for the year ended December 31, 2011.

          We expect a representative of ParenteBeard LLC to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

          Aggregate fees billed to Codorus Valley Bancorp, Inc. by ParenteBeard LLC for services rendered for 2011 and 2010 are presented below:

	Year Ended December 31,

	2011	2010

Audit Fees	$99,835	$93,501

Tax Fees	$17,904	$16,429

Total Fees	$117,739	$109,930

          Audit fees include professional services rendered for the audit of the Corporation’s annual consolidated financial statements and review of consolidated financial statements included in the Forms 10-Q and the annual Form 10-K, and services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses. Tax fees for 2011 and 2010 include the following: preparation of state and federal returns, tax planning matters, and assistance with tax questions and research.

          The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of particular services on a case by case basis. The Audit Committee approved all fees, including tax fees, during 2011 and 2010.

          The Audit Committee has considered whether, and determined that, the provision of the non-audit services, if any, is compatible with maintaining ParenteBeard LLC’s independence.

PROPOSAL 6 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Corporation’s Audit Committee has selected the firm of ParenteBeard LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Although shareholder approval of the selection of ParenteBeard LLC is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection as is the common practice with other publicly traded companies. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012. If our shareholders at the 2012 Annual Meeting do not approve this proposal, the Audit Committee may reconsider its selection of ParenteBeard LLC, but no determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment of ParenteBeard LLC.

Recommendation of the Board of Directors

          The Board of Directors recommends that shareholders vote FOR ratification of the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires Codorus Valley Bancorp, Inc.’s directors, executive officers and shareholders who beneficially own more than 10% of Codorus Valley Bancorp, Inc.’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Codorus Valley Bancorp, Inc. with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, with two exceptions, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2011. Two Form 4s were filed late; the late filings involved an inadvertent error concerning the sale of the Company’s common stock to satisfy withholding requirements upon the lapse of restrictions on restricted stock awards to Mr. Miller and Mr. Swift.

ADDITIONAL INFORMATION

          Any shareholder may obtain a copy of Codorus Valley Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, including the consolidated financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to the Treasurer, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887. You may also view these documents on the Corporation’s website at www.peoplesbanknet.com. Click on the “About Us” link. Click on the “Investor Relations” link in the left-hand margin, and then click on the “SEC Filings” link, followed by clicking on the “Documents” link in the left-hand margin. In the middle of the page click on “Latest 10-K.”

OTHER MATTERS

          The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the proxy holders will vote the proxies in what they determine to be the Corporation’s best interests.

ELECTRONIC ACCESS

          You may view our proxy and proxy card on line by visiting our website at www.peoplesbanknet.com, clicking on the “About Us” link, clicking on “Investor Relations” in the left-hand margin and then clicking on “SEC Filings” followed by clicking on “2012 Proxy Materials” in the left-hand margin.

EXHIBIT A

2007 CODORUS VALLEY BANCORP, INC.

LONG-TERM INCENTIVE PLAN

2007 LONG-TERM INCENTIVE PLAN
OF
CODORUS VALLEY BANCORP. INC.

ARTICLE I.
GENERAL PROVISIONS

1.1     PURPOSES

          The purposes of the 2007 Long-Term Incentive Plan (the “Plan”) are to advance the long-term success of Codorus Valley Bancorp, Inc. (the “Company” or “Codorus”), and to increase shareholder value by providing the incentive of long-term stock-based rewards to officers, directors and key employees. The Plan is designed to: (1) encourage stock ownership by Participants to further align their interest with the shareholders of the Company, (2) ensure that compensation practices are competitive in the industry and (3) to assist in the attraction and retention of key employees vital to the Company’s long-term success.

1.2     DEFINITIONS

          For the purpose of the Plan, the following terms shall have the meanings indicated:

                    (a)          “Board” means the Board of Directors of the Company.

                    (b)          “Cash Incentive Awards” means a right to receive a cash payment pursuant to any award made pursuant to Article VII hereof.

                    (c)          “Change in Control” means A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”); provided that, without limitation, such change in control shall be deemed to have occurred if (1) any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any “person” who on the effective date hereof is a director or officer of the Company is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities, or (2) during any period of two consecutive years during the term of this Plan, individuals who on the effective date hereof constituted the Board cease for any reason to constitute at least a majority unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors on the effective date hereof, or (3) the sale or transfer of all or substantially all of the Company’s assets.

                    (d)          “Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

                    (e)          “Committee” means the Compensation Committee of the Board or the full Board, as the case may be.

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                    (f)          “Common Stock” means the Common Stock of the Company, par value $2.50 per share.

                    (g)          “Company,” means Codorus and solely for purposes of determining (i) eligibility for participation in the Plan, (ii) employment, and (iii) the establishment of performance goals, shall include any corporation, partnership, or other organization of which Codorus owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the terms “Codorus” and “Company” shall include any successor to Codorus.

                    (h)          “Disability” means total and permanent disability within the meaning of Section 22(e)(3) of the Code.

                    (i)          “Dividend Equivalent” means an amount equal to the cash dividend paid on one share of Common Stock for each Performance Restricted Share granted during the Performance Period. All Dividend Equivalents will be reinvested in Performance Restricted Shares at a purchase price equal to the Fair Market Value on the dividend date.

                    (j)          “Employment” means with respect to any Non-Employee Director (as defined herein), service on the Board.

                    (k)           “Fair Market Value” means as of any date: (i) the average of the closing bid and asked prices on such date of the Common Stock as quoted by NASDAQ; or (ii), as the case may be, the last reported sales price of the Common Stock on such date as reported by the NASDAQ National Market or the principal national securities exchange on which such stock is listed and traded, or in each such case where there is no trading on such date, on the first previous date on which there is such trading.

                    (l)          “Incentive Stock Option” means a ‘Stock Option which meets the definition under Section 422 of the Code.

                    (m)          “Key Employee” means an employee who, in the judgment of the Committee is considered especially important to the future of the Company.

                    (n)          “Non-Employee Director” means a member of the Board who is not an employee of the Company.

                    (o)          “Nonstatutory Stock Option” means a Stock Option which does not meet the definition of an Incentive Stock Option.

                    (p)          “Participant” means any officer, director or key employee who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant has been made and is outstanding under the Plan.

                    (q)          “Performance Measures” shall mean the Performance Measures described in Section 4.4 of the Plan.

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                    (r)          “Performance Period” means, in relation to Performance Restricted Shares or Cash Incentive Awards, any period for which performance goals have been established.

                    (s)          “Performance Restricted Share” means a right granted to a Participant pursuant to Article IV.

                    (t)          “Restricted Stock Award” means an award of Common Stock granted to a Participant pursuant to Article V which is subject to a Restriction Period.

                    (u)          “Restriction Period” means in relation to Restricted Stock Awards, the period of time (if any) during which (i) such shares are subject to forfeiture pursuant to the Plan and (ii) such shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant.

                    (v)          “Retirement” means termination from employment with the Company after the Participant has attained age 55 and has completed a minimum of five years of service with the Company or termination of employment under circumstances which the Committee deems equivalent to retirement.

                    (w)          “Stock Appreciation Right” means a right granted to a Participant pursuant to Article III to surrender to the Company all or any portion of the related Stock Option and to receive in cash or in shares of Common Stock an amount equal to the excess of the Fair Market Value over the option price on the date of such exercise.

                    (x)          “Stock Award” means an award of Common Stock granted to a Participant pursuant to Article V which is not subject to a Restriction Period.

                    (y)          “Stock Option” means a right granted to a Participant pursuant to Article II, to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.

1.3     ADMINISTRATION

          The Plan shall be administered by the Compensation Committee of the Board which shall consist of not fewer than five directors of the Company; provided, however, that the Board shall administer the Plan as it relates to the terms, conditions and grant of awards to Non-Employee Directors. For purposes of the Plan, the term Committee shall refer to the Compensation Committee of the Board or the full Board, as the case may be. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on grants as it deems appropriate. The Committee, in its discretion, may allow certain optionees holding unexercised Incentive Stock Options to convert such options to Nonstatutory Stock Options. The Committee may, with respect to Participants who are not subject to Section 16(b) of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code

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(“Section 162(m)”), delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.

1.4     TYPES OF GRANTS UNDER THE PLAN

          Grants under the Plan may be in the form of any one or more of the following:

(a)	Nonstatutory Stock Options;

(b)	Incentive Stock Options;

(c)	Stock Appreciation Rights;

(d)	Performance Restricted Shares;

(e)	Restricted Stock Awards;

(f)	Stock Awards;

(g)	Cash Incentive Awards.

1.5     SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION

                    (a)          A maximum of 425,000 shares of Common Stock may be issued under the Plan. All such shares may be granted in the form of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards and Stock Awards. The total number of shares authorized is subject to adjustment as provided in Section 8.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. No fractional shares shall be issued under the Plan.

                    (b)          If any Stock Option granted under the Plan expires or terminates, the underlying shares of Common Stock may again be made available for the purposes of the Plan. Any shares of Common Stock that have been granted as Restricted Stock Awards, or that have been reserved for distribution in payment for Performance Restricted Shares but are later forfeited or for any other reason are not payable under the Plan, may again be made available for the purposes of the Plan. Furthermore, shares of Common Stock that are: (i) tendered or withheld in payment of the exercise price of any Stock Option or in satisfaction of withholding tax obligations arising from any Award; and (ii) shares of Common Stock repurchased by the Company that have been designated for allocation to the Plan, shall be available for issuance under the Plan.

1.6     ELIGIBILITY AND PARTICIPATION

          Participation in the Plan shall be limited to officers, who may also be members of the Board, other key employees of the Company who are so designated by the Committee in its discretion and Non-Employee Directors.

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ARTICLE II.
STOCK OPTIONS

2.1	GRANT OF STOCK OPTIONS

          The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to Participants. The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option and shall have the authority to grant Incentive Stock Options, Nonstatutory Stock Options or a combination thereof; provided, however, that Incentive Stock Options may be granted only to Participants who are employees of the Company and may not be granted to Non-Employee Directors. Furthermore, the Committee may grant a Stock Appreciation Right in connection with a Stock Option, as provided in Article III.

2.2	INCENTIVE STOCK OPTION EXERCISE LIMITATIONS

          The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other limit as may be established from time to time under the Code.

2.3	OPTION DOCUMENTATION

          Each Stock Option shall be evidenced by a written Stock Option agreement between the Company and the Participant to whom such option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

2.4	EXERCISE PRICE

          The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted. If an Incentive Stock Option is granted to an employee who, at the time such Option is granted, owns shares of the Company possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or its subsidiaries (“10% Shareholder”), the exercise price of such Option shall not be less than 110% of the Fair Market Value of the underlying shares of Common Stock on the day such Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section 8.1 of the Plan.

2.5	EXERCISE OF STOCK OPTIONS

(a) Exercisability. Stock Options shall become exercisable at such times and upon the satisfaction of such conditions and in such installments as the Committee may provide at the time of grant.

(b) Option Period. For each Stock Option granted the Committee shall specify the period during which the Stock Option may be exercised, provided that (i) no Stock

5

Option shall be exercisable after the expiration of ten years from the date the option was granted and (ii) in the case of a 10% Shareholder, no Stock Option shall be exercisable after the expiration of five years from the date the option was granted.

                    (c)          Exercise in the Event of Termination of Employment.

                                   (i)          Death: Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant, the option must be exercised by the Participant’s estate or beneficiaries within one year following the death of the Participant and prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

                                   (ii)         Disability: Unless otherwise provided by the Committee at the time of grant, in the event of the Disability of the Participant, the option must be exercised within one year following the Participant’s termination of employment and prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

                                   (iii)        Retirement: Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant the option must be exercised within one year following the Participant’s termination of employment and prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of Retirement. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

                                   (iv)        Other Terminations: Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the Company for any reason other than death, Disability, or Retirement, options which are exercisable on the date of termination must be exercised within three months after termination and prior to the expiration date of any such option. All options which are not exercisable on the date of termination shall be canceled.

                                   (v)         Extension of Exercise Period: Notwithstanding all other provisions under Section 2.5(c) in the event a Participant’s employment is terminated, the Committee may, in its sole discretion, extend the post-termination period during which the option may be exercised, provided however that such period may not extend beyond the original option period.

                    (d)          Exercise In the Event of Change in Control. In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period set forth in 2.5(a).

2.6	METHOD OF EXERCISE

          The option may be exercised in whole or in part from time to time by written request received by the Secretary of the Company. The option price of each share acquired pursuant to an option shall be paid in full at the time of each exercise of the option either (i) in cash, (ii) by

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delivering to the Company previously-owned shares of Common Stock or (iii) in the discretion of the Committee, by delivering to the Secretary of the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iv) in the discretion of the Committee, through an election to have shares of Common Stock otherwise issuable to the Participant withheld to pay the exercise price of such option; or (v) in the discretion of the Committee, through any combination of the payment procedures set forth in (i) through (iv) above. However, shares of Common Stock previously acquired by the Participant under the Plan or any other incentive plan of the Company shall not be utilized for purposes of payment upon the exercise of an option unless those shares have been owned by the Participant for a six-month period or such longer period as the Committee may determine.

ARTICLE III.
STOCK APPRECIATION RIGHTS

3.1	GRANT OF STOCK APPRECIATION RIGHTS

          The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of an option granted under the Plan. Any Stock Appreciation Right granted in connection with an option shall be governed by the terms of the Stock Option agreement and the Plan.

3.2	EXERCISE OF STOCK APPRECIATION RIGHTS

          Stock Appreciation Rights shall become exercisable under the Stock Option terms set forth in Section 2.5 but shall be exercisable only when the Fair Market Value of the shares subject thereto exceeds the option price of the related option.

3.3	METHOD OF EXERCISE

                    (a)          Stock Appreciation Rights shall permit the Participant, upon exercise of such rights, to surrender the related option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the Fair Market Value over the option price. Such amount shall be paid in shares of Common Stock valued at Fair Market Value on the date of exercise or in cash, or any combination of shares and cash, as determined by the Committee in its discretion.

                    (b)          Upon the exercise of a Stock Appreciation Right and surrender of the related option, or portion thereof, such option, to the extent surrendered, shall be terminated, and the shares covered by the option so surrendered shall no longer be available for purposes of the Plan.

ARTICLE IV.
PERFORMANCE RESTRICTED SHARES

          Article IV was deleted in its entirety by action of the Board of Directors.

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ARTICLE V.
RESTRICTED STOCK AWARDS AND STOCK AWARDS

5.1	AWARD OF RESTRICTED STOCK AND STOCK AWARDS

          The Committee may grant Restricted Stock Awards and unrestricted Stock Awards to officers and key employees of the Company subject to such terms and conditions as the Committee shall determine, provided that each Restricted Stock Award shall be subject to a Restriction Period. Restricted Stock Awards and Stock Awards shall be used for the purposes of recruitment, recognition, and retention of key employees vital to the Company’s success. The Committee may, in its sole discretion, require a Participant to deliver consideration in form of services or cash as a condition to the grant of a Restricted Stock Award or Stock Award.

5.2	STOCK AWARD AND RESTRICTED STOCK AWARD AGREEMENTS

          Each Restricted Stock Award and Stock Award shall be evidenced by a written agreement between the Company and the Participant to whom such award is granted. The agreement shall specify the number of shares awarded, the terms and conditions of the award and, in the case of a Restricted Stock Award, the Restriction Period, and the consequences of forfeiture.

5.3	AWARDS AND CERTIFICATES

          Shares of Common Stock awarded pursuant to a Restricted Stock Award or a Stock Award shall be registered in the name of the Participant. Certificates evidencing Restricted Stock Awards shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant’s name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award to which the restrictions have lapsed or been waived.

5.4	RESTRICTION PERIOD

          At the time a Restricted Stock Award is made, the Committee shall establish a Restriction Period applicable to such award. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

5.5	OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

          Shares of Common Stock subject to Restricted Stock Awards shall be subject to the following terms and conditions:

                    (a)          Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

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                    (b)          Cash dividends paid with respect to Common Stock subject to a Restricted Stock Award shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Restricted Stock Award with respect to which such dividends were issued.

5.6	TERMINATION OF EMPLOYMENT

                    (a)          In the event a Participant terminates employment during the Restriction Period by reason of death, Disability or Retirement, and the Participant had completed a minimum of one year of employment during the Restriction Period, restrictions shall lapse on that number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Restriction Period and the denominator of which is the total number of full months in such Restriction Period.

                    (b)          If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares subject to restriction.

                    (c)          Notwithstanding Sections 5.6(a) and 5.6(b), in the event a Participant’s employment is terminated under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

5.7	CHANGE IN CONTROL PROVISIONS

          In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control.

ARTICLE VI.
TAX WITHHOLDING AND DEFERRAL OF PAYMENT

6.1	TAX WITHHOLDING

                    (a)          The Company may withhold from any payment of cash or Stock to a Participant or other person pursuant to the Plan an amount sufficient to satisfy any required withholding taxes, including the Participant’s social security and Medicare taxes and federal, state and local income tax with respect to income arising from the payment of the Award. The Company shall have the right to require the payment of any such taxes before delivering payment or issuing Stock pursuant to the Award.

                    (b)          At the discretion of the Committee, under the terms of any grant of Stock Options, Stock Appreciation Rights, Performance Restricted Shares and Restricted Stock Award, a Participant may have the right to elect to satisfy, in whole or in part, any required tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan by requesting that the Company either:

                                   (i)          withhold shares of common Stock otherwise issuable to the Participant, or

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                                   (ii)          by accepting delivery of shares of Common Stock previously owned by the Participant.

          In either case, the Fair Market Value of such shares of Common Stock will generally be determined on the date the Participant elects to satisfy such withholding tax obligations in such manner.

                    (c)          Notwithstanding any other provision hereof to the contrary, the Committee, in its sole discretion may at any time suspend, terminate, or disallow any or all entitlements to make the tax withholding election described in subparagraph (b)to the extent previously granted or extended to any Participant.

6.2	DEFERRAL OF PAYMENT

          At the discretion of the Committee, a Participant may be offered the right to defer the receipt of all or any portion of Performance Restricted Shares or Restricted Stock Awards otherwise distributable to such Participant. Such right shall be exercised by execution of a written agreement by the Participant (i) with respect to Restricted Stock Awards, prior to the expiration of the applicable Restriction Period and (ii) with respect to Performance Restricted Shares, prior to the expiration of the applicable vesting period. Upon any such deferral, the number of shares of Common Stock subject to the deferral shall be converted to stock units and a stock unit account shall be maintained by the Company on behalf of the Participant. Such stock units shall represent only a contractual right and shall not represent any interest in or title to Common Stock. Such units shall be entitled to earn dividend equivalents. All other terms and conditions of deferred payments shall be as contained in said written agreement.

ARTICLE VII.
CASH INCENTIVE AWARDS

7.1	GRANTING OF AWARDS

          The Committee, in its discretion, may grant Cash Incentive Awards to participants. Each Cash Incentive Award shall be conditioned upon the Company’s achievement of one or more Performance Goals with respect to the Performance Measure(s) beginning with the applicable Performance Period and set forth in the Award agreement evidencing such Cash Incentive Award. An award may be made in conjunction with the grant hereunder of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards or Stock Awards. In making a Cash Incentive Award, the Committee shall establish a performance level below which the Cash Incentive Award shall not be payable. The Committee may adjust the performance goals and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award to an individual who is then a “covered employee” as such term is defined under Section 162(m), if such adjustment would cause compensation pursuant to such award to cease to be performance-based compensation under Section 162(m).

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7.2	OTHER AWARD TERMS

          The Committee may, in its sole discretion, establish certain additional performance based conditions that must be satisfied by the Company, a business unit or the Participant as a condition precedent to the payment of all or a portion of any Cash Incentive Awards. Such conditions precedent may include, among other things, the receipt by a Participant of a specified annual performance rating and the achievement of specified performance goals by the Company, business unit or Participant.

7.3	MAXIMUM AMOUNT AVAILABLE FOR AWARDS

          The aggregate maximum amount of cash incentives paid under all Company plans to a Participant in any calendar year shall not exceed 35% of his or her annual base compensation.

ARTICLE VIII.
OTHER PROVISIONS

8.1	ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES

          Grants of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, and Restricted Stock Awards and Stock Awards shall be subject to adjustment by the Committee as to the number and price of shares of Common Stock or other considerations subject to such grants in the event of changes in the outstanding shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant. In the event of any such change in the outstanding shares, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee.

8.2	NO RIGHT TO EMPLOYMENT

          Nothing contained in the Plan, or in any grant pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the employment or change the compensation of any employee at any time.

8.3	NONTRANSFERABILITY

          A Participant’s rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an option agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (i) any such transfer must be without consideration, (ii) each transferee must be a member of such Participant’s “immediate family” or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant’s immediate

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family; and (iii) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option. In the event a Stock Option is transferred as contemplated in this Section, such transfer shall become effective when approved by the Committee and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant option agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section, “immediate family” shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

8.4	COMPLIANCE WITH GOVERNMENT REGULATIONS

                    (a)          The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

                    (b)          The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such State.

8.5	RIGHTS AS A SHAREHOLDER

          The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued in the name of such recipient.

8.6	UNFUNDED PLAN

          Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

8.7	OTHER COMPENSATION PLANS

          Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

8.8	TERMINATION OF EMPLOYMENT -- CERTAIN FORFEITURES

          Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 2.5(d), 4.12 and 5.7 which shall apply in all events) and except for Performance Restricted Shares or Restricted Stock Awards which would otherwise be free of restrictions and the receipt of which has been deferred pursuant to Section

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6.2, a Participant shall have no right to exercise any Stock Option or Stock Appreciation Right or receive payment of any Performance Restricted Share or Restricted Stock Award if the Participant is discharged for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion. Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to cash or the delivery or vesting of Stock pursuant to an Award during the 12 month period prior to the Participant’s termination of employment with the Company, then the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Stock received with respect to an Award (or its economic value as of (i) the date of the exercise of Stock Options or Stock Appreciation Rights; (ii) the date immediately following the end of the Restricted Period for Restricted Stock Awards or the end of the vesting period for Performance Restricted Shares, (iii) the date of grant or payment with respect to Stock Awards or Cash Awards, as the case may be) in the event that the Participant: (y) is discharged for willful, deliberate or gross misconduct, as determined by the Committee in its sole discretion, or (z) engages in any business or enters into any employment which the Committee in its sole discretion determines to be (1) directly or indirectly competitive with the business of the Company or (2) substantially injurious to the Company’s financial interest. A Participant may request the Committee in writing to determine whether any proposed business or employment activity would justify such a forfeiture. Such a request shall fully describe the proposed activity and the Committee’s determination shall be limited to the specific activity so described. The Committee’s right to require forfeiture under this Section 8.9 must be exercised within 90 days after the discovery of an occurrence triggering the Committee’s right to require forfeiture but in no event later than 24 months after the Participant’s termination of employment with the Company.

8.9	NON-EMPLOYEE DIRECTOR ATTENDANCE REQUIREMENTS

          A Non-Employee Director shall not be entitled to receive any award under this Plan for any calendar year during which he or she has failed to attend at least 75% of the total number of meetings of the Boards of Directors of the Company, of its principal subsidiary, PeoplesBank, a Codorus Valley Company, and of any committees of the foregoing of which he or she is a member. The Committee may, in its discretion, waive the attendance requirement for good cause.

ARTICLE IX.
AMENDMENT AND TERMINATION

9.1	AMENDMENT AND TERMINATION

          The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan). No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to him without the consent of such Participant.

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ARTICLE X.
EFFECTIVE DATE AND DURATION OF PLAN

10.1	EFFECTIVE DATE AND DURATION OF PLAN

          The Plan shall become effective as of February 13, 2007, subject to its approval and adoption at the Annual Meeting of the shareholders on May 15, 2007. All rights granted under the Plan must be granted within ten years from its adoption date by the shareholders of the Company. Any rights outstanding ten years after the adoption of the Plan may be exercised within the periods prescribed under or pursuant to the Plan.

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EXHIBIT B

2007 CODORUS VALLEY BANCORP, INC.

EMPLOYEE STOCK PURCHASE PLAN

Codorus Valley Bancorp, Inc.

Restated 2007 Employee Stock Purchase Plan

(As Amended by the Board of Directors on November 22, 2007)

            Codorus Valley Bancorp, Inc. (the “Company”) does hereby establish its 2007 Employee Stock Purchase plan As follows:

1.         Purpose of the plan.     The purpose of this Plan is to provide eligible employees who wish to become shareholders in the Company a convenient method of doing so and to link employee and shareholder interests.

2.         Definitions

2.1

“Account” shall mean the funds accumulated with respect to an individual employee as a result of deductions from the employee’s paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee’s account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

2.2	“Base Pay” means regular straight time earnings and does not include bonuses and overtime payments, payments for incentive compensation, and other special payments.

2.3	“Committee” means the Board’s compensation committee.

2.4	“Board” means the Company’s Board of Directors.

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3.         Employee Eligible to Participate. Any employee of the Company, or any of its subsidiaries, who is in the employ of the Company or subsidiary on an offering commencement date is eligible to participate in that offering, except (a) employees whose customary employment is less than 20 hours per week, or (b) employees whose customary employment is for not more that five months in any calendar Year.

4.         Offerings. There will be separate consecutive six-month offerings pursuant to the Plan. The first offering shall commence on July 1, 2007. Thereafter, offerings shall commence on each subsequent July and January and the final offering under this Plan shall commence on January 2012 and terminate on June 30, 2022. In order to become eligible to purchase shares, an employee must sign an Enrollment Agreement and any other necessary papers on or before the commencement date (January 1 or July 1) of the particular offering in which the employee wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

5.         Price. The purchase price per share shall be the lesser of (a) 85% of the fair market value of the stock on the offering date; or (b) 85% of the fair market value of the stock on the last business day of the offering. Fair market value shall mean the closing bid price as reported on the National Association of Securities Dealers Automated Quotation System or, if the stock is traded on a stock exchange, the closing price for the stock on such exchange.

6.         Offering Date. The “offering date” as used in this Plan shall be the commencement date of the offering, if such date is a regular business day, or the first regular business day following such commencement date. A different date may be set by resolution of the Board.

7.         Number of Shares to be Offered. The maximum number of shares that will be offered under the plan is 425,000 shares. The shares to be sold to participants under the Plan will be common stock of the Company. If the total number of shares for which

2

options are to be granted on any date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorization therefore shall be reduced accordingly, and the Company shall give written notice of such reduction to each employee affected thereby.

8.         Participation.

8.1

An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and by filing it with Human Resources prior to the commencement of the offering to which it relates.

8.2	Payroll deductions for a participant shall commence on the offering date, and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Paragraph 14.

8.3	Payroll deduction shall be the sole means of accumulating funds in a participant’s account.

9.         Payroll Deductions.

9.1

At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an offering at any at any whole dollar amount of $5.00 or more.

9.2	All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash

3

payment into such account nor may payment for shares be made other than by payroll deduction.

9.3

A participant may discontinue his participation in the Plan as provided in Section 14, but no other change can be made during an offering, and, specifically, a participant may not alter the rate of his payroll deduction for that offering.

10.       Granting of Option. On the offering date, this Plan shall be deemed to have granted to the participant an option for as many full and fractional shares as he will be able to purchase with the payroll deductions credited to his account during his participation in that offering. Notwithstanding the foregoing, no participant may purchase more than 250 shares of stock during any single offering.

11.        Exercise of Option. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full and fractional shares of common stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the option price.

12.        Employee Rights as a Shareholder. No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the stock has been issued by the Company.

13.       Evidence of Stock Ownership.

13.1

Promptly following the end of each offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant’s name at a stock brokerage or other financial services firm designated by the Company (the “ESPP Broker”).

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13.2

A participant shall be free to undertake a disposition (as that term is defined in Section 424 (c) of the Internal Revenue Code (the “Code”) of the shares in the participant’s account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant’s account at the ESPP Broker until the holding period set forth in Section 423 (a) of the Code has been satisfied. With respect to shares for which the Section 423 (a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant’s choosing or request that a stock certificate be issued and delivered to the participant.

14.        Withdrawal.

     An employee may withdraw from an offering, in whole but not in part, at any time prior to the last business day of such offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his payroll deductions as soon as practicable thereafter.

     To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8.1. The employee’s re-entry into the Plan will not become effective before the beginning of the next offering following his withdrawal, and if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, the officer may not re-enter the Plan before the beginning of the second offering following withdrawal.

15.        Carryover of Account. At the termination of each offering, the Company shall automatically re-enroll the employee in the next offering, and the balance in the employee’s account shall be used for option exercises in the new offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, the balance of each employee’s account shall be refunded to the employee.

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16.         Interest. No interest will be paid or allowed on any money in the accounts of participation employees.

17.        Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to the employee’s account or any rights with regards to the exercise of an option or to receive shares under the Plan other than by will or the laws of decent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest, whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14.

18.         Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participant shall be paid to the participant or to the participant’s estate.

19.        Amendment or Discontinuance of the Plan. The Board shall have the right at any time, and without notice, to amend, modify or terminate the Plan, provided, that no employee’s existing rights under any offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase above 425,000 shares the total number of shares to be offered unless shareholder approval is obtained therefore.

20.        Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase.

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21.        Share Ownership. Notwithstanding anything to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if such employee, immediately after such subscription, owns shares (including all shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its subsidiary corporations. For the foregoing purposes the rules of Section 425 (d) of the Code shall apply in determining share ownership. In addition, no employs shall be allowed to subscribe for any shares under the Plan which permits his rights to purchase shares under all “employee stock purchase plans” of the Company and its subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which such right to subscribe is outstanding at any time.

22.        Administration. The Plan shall be administered by the Committee.

23.       Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been dully given when received by Human Resources Division of the Company.

24.       Termination of the Plan. The Plan shall terminate at the earliest of the following:

24.1	June 30, 2022

24.2

The date of the filling of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a participant to exercise the option to purchase shares for as many full and fractional shares as the balance of his account will allow at the price set forth in

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accordance with Section 5. If the employee elects to purchase shares, the remaining balance of his account will be refunded to him after such purchase.

24.3	The date the Board acts to terminate the Plan in accordance with Section 19 above.

24.4	The date when all shares reserved under the Plan have been purchased.

25.       Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

26.       Governmental Regulation. The Company’s obligation to sell and deliver shares of the Company’s common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.

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CODORUS VALLEY BANCORP, INC.
105 LEADER HEIGHTS ROAD
P.O. BOX 2887
YORK, PA 17405-2887

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CODORUS VALLEY BANCORP, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except

1.	Elect three Class A directors, each to serve for a term of three years;	☐	☐	☐

Nominees:

01) Jeffrey R. Hines, P.E.
02) Rodney L. Krebs
03) Dallas L. Smith

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.

Amend the Corporation’s Articles of Incorporation to increase the aggregate number of shares of the Corporation’s common stock which the Corporation may issue from 10 million shares to 15 million shares;

						☐	☐	☐

3.	Amend the Corporation’s 2007 Long Term Incentive Plan to provide for an additional 250,000 shares of the Corporation’s common stock for issuance thereunder,					☐	☐	☐

4.	Amend the Corporation’s 2007 Employee Stock Purchase Plan to provide for an additional 47,805 shares of the Corporation’s common stock for issuance thereunder,					☐	☐	☐

5.	Amend the Corporation’s Employee Stock Purchase Plan to extend the term of the Plan to June 30, 2022,					☐	☐	☐

6.	Ratify the appointment of ParenteBeard LLC as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012; and					☐	☐	☐

7.

Transact any other business that is properly presented at the Annual Meeting. The Notice of Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon in more detail.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

CODORUS VALLEY BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 15, 2012
9:00 a.m. Prevailing Time
CODORUS VALLEY CORPORATE CENTER
105 Leader Heights Road
York, PA 17403

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M43527-P21667

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as a holder of common stock of Codorus Valley Bancorp, Inc. (the “Corporation”), hereby constitutes and appoints Richard Hupper, Ph.D., Samuel E. Keeney and Robert E. Rebert and each or any of them, proxy holders of the undersigned, with full power of substitution and to act without the other, to vote all of the shares of the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403 on Tuesday, May 15, 2012, commencing at 9:00 a.m., prevailing time, and at any adjournment or postponement thereof, as indicated below. This proxy may be viewed by visiting our website at www.peoplesbanknet.com, clicking on the “About Us” link, clicking on “Investor Relations” in the left-hand margin and then clicking on “SEC Filings” and then on “2012 Proxy Materials”.

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO BROADRIDGE FINANCIAL SOLUTIONS, INC. IN THE ENCLOSED ENVELOPE. WHEN SHARES ARE HELD BY JOINT TENANTS, THE SIGNATURE OF ONE JOINT TENANT WILL VOTE ALL SHARES. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE AND SIGN EACH CARD AND RETURN ALL PROXY CARDS IN THE ENCLOSED ENVELOPE. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

See reverse for voting instructions